                                                                    EXHIBIT 2.2




                         AGREEMENT OF PURCHASE AND SALE
           (American Industrial Properties REIT/Lend Lease Portfolio)


This Agreement of Purchase and Sale ("Agreement") is made and entered into by and between Purchaser and Seller as of November ____, 2000 (the "Effective Date").

                                    RECITALS

A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                         ARTICLE 1 - BASIC INFORMATION

         1.1 CERTAIN BASIC TERMS. The following defined terms shall have the meanings set forth below:

                  1.1.1    Seller:           Collectively, American Industrial
                                             Properties REIT, a Texas real
                                             estate investment trust ("AIP"),
                                             AIP/Battlefield GP, Inc., a Texas
                                             corporation, AIP-SWAG Operating,
                                             L.P., a Texas limited partnership,
                                             AIP Properties #3, L.P., a
                                             Delaware limited partnership, AIP
                                             Operating, L.P., a Delaware
                                             limited partnership

                  1.1.2    Purchaser:        Value Enhancement Fund IV, L.P., a
                                             Georgia limited partnership

                  1.1.3    Purchase Price:   $292,200,000.00, less a credit for
                                             the principal amount of the
                                             Existing Loans assumed by
                                             Purchaser at Closing and as
                                             adjusted to reflect the prorations
                                             provided for herein, allocated
                                             between the Projects pursuant to a
                                             separate written agreement between
                                             the parties.

                  1.1.4    Earnest Money:    Irrevocable Letters of Credit in
                                             the aggregate amount of
                                             $3,000,000.00 (the "Earnest
                                             Money") deposited in accordance
                                             with Section 3.1 below.






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                  1.1.5    Title Company:   Commonwealth Title Insurance Company
                                            1700 Pacific Avenue, Suite 4740
                                            Dallas, Texas 75201
                                            Attention:   Mr. David Payne and
                                                         Ms. Amanda Johnson
                                            Telephone:   (214) 855-8400
                                            Facsimile:   (214) 754-9066

                  1.1.6    Escrow Agent:    Commonwealth Title Insurance Company
                                            1700 Pacific Avenue, Suite 4740
                                            Dallas, Texas 75201
                                            Attention:   Mr. David Payne and
                                                         Ms. Amanda Johnson
                                            Telephone:   (214) 855-8400
                                            Facsimile:   (214) 754-9066

                  1.1.7    Closing Date:    The date which is fifteen (15)
                                            days after the date of the AIP
                                            shareholder meeting at which the
                                            requisite AIP Shareholder Approval
                                            is obtained, but not to be later
                                            than January 31, 2001; provided,
                                            however, either Seller or
                                            Purchaser may extend the Closing
                                            Date until May 31, 2001 (the
                                            "Outside Closing Date"), by giving
                                            written notice to the other party
                                            of such election no later than
                                            January 31, 2001, in the event the
                                            Shareholder Approval is not
                                            obtained and/or the Manhattan
                                            Towers Project Closing and/or the
                                            DDR Closing (all as further
                                            described in Article 7) have not
                                            occurred on or prior to January
                                            31, 2001.

         1.2 CLOSING COSTS. Closing costs shall be allocated and paid as follows:




COST                                                                                       RESPONSIBLE PARTY
----                                                                                       -----------------
Title Commitment required to be delivered pursuant to Section 5.1                              Purchaser
Premium for standard form Title Policy required to be delivered pursuant to                    Purchaser
Section 5.2

Premium for any upgrade of Title Policy for extended or additional coverage                    Purchaser
Purchaser and any endorsements desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges

Costs of Survey and/or any revisions, modifications or recertifications thereto                Purchaser

Costs for UCC Searches                                                                         Purchaser

Recording Fees                                                                                 Purchaser





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Any loan assumption and/or prepayment       Purchaser, subject to a maximum
penalties, fees and costs required          cost of 1.25% of the aggregate
pursuant to the applicable loan             principal amount of all the
documents                                   Existing Loans as of the date of
                                            Closing, with Seller paying any
                                            applicable costs in excess of such
                                            amount; provided, however, if
                                            Purchaser elects not to assume the
                                            Existing Loans payable to Aegon
                                            Life Insurance Company or
                                            Nationwide Life Insurance Company
                                            totaling approximately
                                            $118,183,000.00, Purchaser shall
                                            be fully responsible for the
                                            excess of any prepayment
                                            penalties, charges or yield
                                            maintenance amounts relating to
                                            those loans over the loan
                                            assumption fees and costs that
                                            would have been payable if
                                            Purchaser had assumed those loans,
                                            notwithstanding that maximum cost
                                            cap.

Any deed taxes, documentary stamps,         Purchaser
transfer taxes, intangible taxes,
mortgage taxes or other similar
taxes, fees or assessments

Any escrow fee charged by Escrow            Purchaser
Agent for holding the Earnest
Money or conducting the Closing

All other closing costs, expenses,          Purchaser
charges and fees

Each party shall be responsible             Seller/Purchaser
for all costs and expenses
incurred by or on behalf of such
party

Cost of obtaining AIP Shareholder           Seller
Approval

Cost of Seller's Asset Manager's            Seller
Fees through Closing




         1.3      NOTICE ADDRESSES:

         Purchaser:   c/o Lend Lease Real Estate          Copy to:   King & Spalding
                      Investments, Inc.                              191 Peachtree Street
                      3424 Peachtree Road, NE, Suite 800             Atlanta, Georgia 30303-1763
                      Atlanta, Georgia   30326                       Attn:  William B. Fryer, Esq.
                      Attention:  Mr. Mark Bratt                     Telephone:  (404) 572-4911
                      Telephone:  (404) 848-8600                     Facsimile:  (404) 572-5148
                      Facsimile:  (404) 848-8930


                                                                and to:  Lend Lease Real Estate
                                                                         Investments, Inc.
                                                                         3424 Peachtree Road, N.E.
                                                                         Suite 800
                                                                         Atlanta, Georgia 30326
                                                                         Attn: Mr. James P. Ryan
                                                                         Telephone: (404) 848-8600
                                                                         Facsimile: (404) 848-8925

         Seller:   c/o American Industrial                  Copy to:     Locke Liddell & Sapp LLP
                         Properties REIT                                 100 Congress Ave., Suite 300
                   6210 N. Beltline Road, Suite 170                      Austin, Texas 78701
                   Irving, Texas 75063                                   Attention: Brad B. Hawley, Esq.
                   Attention: Mr. Lew Friedland and                      Telephone: (512) 305-4706
                   Tony Koeijmans, Esq.                                  Facsimile: (512) 305-4800
                   Telephone: (972) 756-6000
                   Facsimile: (972) 756-0704

                                                            and to:      Thompson & Knight, P.C.
                                                                         1700 Pacific Avenue,
                                                                         Suite 3300
                                                                         Dallas, Texas 75201
                                                                         Attention: Jack M. Little, Esq.
                                                                         Telephone: (214) 969-1363
                                                                         Facsimile: (214) 969-1751


         1.4      INDEX OF CERTAIN ADDITIONAL DEFINED TERMS:

         Acceptable Estoppel Certificate.......................Subsection 9.2.6
         Acquisition Proposal.......................................Section 7.6
         Agreement.....................................................Preamble
         Asset Manager............................................Section 14.17
         Assignment............................................Subsection 9.3.2
         Capital Expenditure Schedule..........................Subsection 6.1.3
         Casualty Notice............................................Section 6.2
         CERCLA....................................................Section 13.3
         Chase....................................................Section 14.17
         Closing....................................................Section 9.1
         Commission Schedule..................................Subsection 11.1.5
         DDR........................................................Section 7.4
         Deed..................................................Subsection 9.3.1
         Designated Representative(s).............................Section 14.17
         Effective Date................................................Preamble
         Existing Loans........................................Subsection 4.1.2
         Hazardous Materials.......................................Section 13.4
         Improvements..........................................Subsection 2.1.1
         Independent Consideration..................................Section 3.2
         Intangible Personal Property..........................Subsection 2.1.4
         Land..................................................Subsection 2.1.1
         Lease Files..........................................Subsection 4.1.15




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         Leases................................................Subsection 2.1.2
         Lender Assumption Documents...........................Subsection 9.4.2
         Loan Documents........................................Subsection 4.1.2
         Major Tenants.........................................Subsection 9.2.6
         Manhattan Towers Project...................................Section 7.3
         Material Damage.......................................Subsection 6.2.1
         New Exceptions.............................................Section 5.4
         Operating Statements..................................Subsection 4.1.3
         Permitted Exceptions.......................................Section 5.3
         Permitted Outside Parties..................................Section 4.6
         Project...............................................Subsection 2.1.1
         Property; Properties.......................................Section 2.1
         Property Information.......................................Section 4.1
         Real Property.........................................Subsection 2.1.1
         Reports....................................................Section 4.4
         SEC........................................................Section 7.2
         Service Contracts.....................................Subsection 4.1.8
         Shareholder Approval.......................................Section 7.1
         Shareholder Proposal.......................................Section 7.2
         Subsidiaries...............................................Section 7.6
         Superior Acquisition Proposal..............................Section 7.6
         Survey.....................................................Section 5.2
         Tangible Personal Property............................Subsection 2.1.3
         Taxes.....................................................Section 10.1
         Tenant Receivables...................................Subsection 10.1.3
         Title Commitment...........................................Section 5.1
         Title Policy...............................................Section 5.2
         Unbilled Tenant Receivables.......................Subsection 10.1.3(a)
         Uncollected Delinquent Tenant Receivables.........Subsection 10.1.3(a)



                              ARTICLE 2 - PROPERTY

         2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property" or the "Properties"):

                  2.1.1 REAL PROPERTY. The parcels of land described in Exhibit A attached hereto (collectively, the "Land"), together with (i) all improvements located thereon (collectively, the "Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property"). The separately named facilities located on the Real Property are listed in Exhibit A-1 attached hereto (each a "Project").

                  2.1.2 LEASES. All of Seller's right, title and interest in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "Leases"), and also including Seller's rights under all guaranties, letters of credit



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


or other instruments that guarantee or secure the performance of the obligations of tenants under the Leases.

                  2.1.3 TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on and used in connection with the operation, ownership or management of the Real Property including, without limitation, the items described on Exhibit B attached hereto and incorporated herein by reference, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the "Tangible Personal Property").

                  2.1.4 INTANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, if any, in all intangible personal property related to the Real Property and the Improvements, including, without limitation all of Seller's right, title and interest in: all trade names and trade marks associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable); warranties (to the extent assignable); contract rights related to the construction, operation, ownership or management of the Real Property, if any (but only to the extent assignable and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); governmental permits, approvals and licenses, if any (to the extent assignable); and telephone exchange numbers (to the extent assignable) (collectively the "Intangible Personal Property").


                           ARTICLE 3 - EARNEST MONEY

         3.1 DEPOSIT OF EARNEST MONEY. Purchaser has previously deposited a $1,000,000.00 letter of credit in escrow with Escrow Agent. Within two (2) business days after the Effective Date, Purchaser shall deposit an additional $2,000,000.00 letter of credit in the same form as the $1,000,000.00 letter of credit in escrow with Escrow Agent.

         3.2 INDEPENDENT CONSIDERATION. On the Effective Date, Purchaser shall pay to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller in all instances, and shall not be applied against the Purchase Price.

         3.3 FORM; FAILURE TO DEPOSIT. The Independent Consideration shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deliver the Independent Consideration or the $2,000,000.00 letter of credit as required, Seller may terminate this Agreement by written notice to Purchaser, in which event the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

         3.4 DISPOSITION OF EARNEST MONEY. The Earnest Money shall not be applied as a credit to the Purchase Price at Closing, but shall be returned to Purchaser at Closing. In the event of a termination of this Agreement by either Seller or Purchaser for any reason, Escrow Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest





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Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party against whom judgment is rendered in the action, or if judgment is rendered in part against both parties, then in the proportions the court determines.

                           ARTICLE 4 - DUE DILIGENCE

         4.1 DUE DILIGENCE MATERIALS PREVIOUSLY DELIVERED OR MADE AVAILABLE. Purchaser acknowledges receipt of and/or access to what Purchaser understands to be the following (the "Property Information") on or before the Effective Date:

                  4.1.1 RENT ROLL. Rent rolls including lists of security deposits (collectively, the "Rent Roll") for the Property current as of September 30, 2000;


                  4.1.2 LOAN DOCUMENTS. Copies of all documents (the "Loan Documents") which evidence or secure the loans (the "Existing Loans") encumbering the Property as identified on Exhibit F attached hereto and incorporated herein by references.

                  4.1.3 FINANCIAL INFORMATION. Copies of operating statements and a summary of capital expenditures pertaining to the Property for the twelve
(12) months preceding the Effective Date of this Agreement or such lesser period as Seller has owned each applicable Property (the "Operating Statements");

                  4.1.4 LEASE FORM. Copies of Seller's current standard lease form for each Project;

                  4.1.5 ENVIRONMENTAL REPORTS. Copies of all environmental reports or site assessments related to the Property prepared for the benefit of Seller or in Seller's possession;

                  4.1.6 TAX STATEMENTS. Copies of all ad valorem tax statements relating to the Property for the most current available tax period and for the last two (2) years;

                  4.1.7 TITLE AND SURVEY. Copies of all of title insurance information and surveys of the Property in Seller's possession;

                  4.1.8 SERVICE CONTRACTS. A list, together with copies, of all service, supply, equipment rental, and other service contracts related to the operation of the Property ("Service Contracts");

                  4.1.9 PERSONAL PROPERTY. A list of Tangible Personal
Property;

                  4.1.10 ENGINEERING REPORTS. Copies of any engineering and other physical improvement inspection reports relating to the Property in the possession of Seller.

                  4.1.11 BROKERAGE AGREEMENTS. Copies of all leasing and other brokerage agreements relating to the Property in the possession of Seller.

                  4.1.12 MANAGEMENT AGREEMENTS. Copies of all management agreements relating to the Property in the possession of Seller.



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                  4.1.13 BUDGET. A copy of Seller's budget for operations for the Property for the current year.

                  4.1.14 INSURANCE DOCUMENTS. Certificates of insurance and copies of policies currently in effect with respect to each Project, and a description of claims in excess of $50,000.00 made within the last two (2) years and the status of such claims.

                  4.1.15 LEASE FILES. The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are in effect when made available ("Lease Files");

                  4.1.16 MAINTENANCE RECORDS AND WARRANTIES. Maintenance work orders for the twelve (12) months preceding the Effective Date of this Agreement and warranties, if any, on roofs, air conditioning units, fixtures and equipment;

                  4.1.17 PLANS AND SPECIFICATIONS. Building plans and specifications relating to the Property; and

                  4.1.18 LICENSES, PERMITS AND CERTIFICATES OF OCCUPANCY. Licenses, permits and certificates of occupancy relating to the Property.

         4.2 PHYSICAL DUE DILIGENCE. Until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Purchaser must give Seller forty-eight (48) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (e.g., core sampling) must obtain Seller's prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents or representatives have in place not less than $1,000,000.00 (on a per occurrence basis) of comprehensive general liability insurance for its activities on the Property covering any accident arising in connection with the presence of Purchaser, its contractors, agents and representatives on the Property, which insurance shall name AIP and Asset Manager as additional insureds thereunder, and (iii) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in Section 4.8 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser's representatives may meet with any tenant with respect to such tenant's Lease; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.6 hereof, Purchaser or Purchaser's representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires.

         4.3 DUE DILIGENCE. Purchaser acknowledges that prior to the Effective Date, Purchaser has (i) examined, inspected, and investigated the Property Information and the Property and, in Purchaser's sole and absolute judgment and discretion based upon Purchaser's knowledge as of the Effective Date, has determined that the Property is acceptable to Purchaser, subject to the express terms and conditions of

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this Agreement, (ii) obtained all necessary internal approvals, and (iii)
satisfied all other contingencies of Purchaser subject, however, to the conditions to Closing as set forth in this Agreement. Purchaser also acknowledges that, as far as Purchaser is aware, Purchaser has received or had access to all Property Information and Purchaser has conducted all inspections and tests of the Property that it considers important prior to the Effective Date.

         4.4 RETURN OF DOCUMENTS AND REPORTS. If this Agreement terminates for any reason, Purchaser shall promptly return and/or deliver to Seller all Property Information in Purchaser's possession and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller's default, then Purchaser must deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses, attorney work product or other legally privileged articles of information (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property; provided, however, Purchaser shall not be required to make any such deliveries unless and until Purchaser has received all payments due from Seller, if any, pursuant to
Section 7.5. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser's obligation to deliver the Property Information and the Reports to Seller shall survive the termination of this Agreement.

         4.5 SERVICE CONTRACTS. Purchaser has advised Seller in writing of which Service Contracts it will assume and which Service Contracts Purchaser requires that Seller deliver written termination at or prior to Closing. Seller agrees to cause all management agreements to provide for termination without cause and without penalties payable by Purchaser upon thirty (30) days' prior written notice. Seller shall deliver at Closing notices of termination of all Service Contracts required by Purchaser to be terminated. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts that Purchaser has agreed to assume.

         4.6 PROPRIETARY INFORMATION; CONFIDENTIALITY. Purchaser acknowledges that the Property Information is proprietary and confidential and has been delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Information for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of or are otherwise involved in Purchaser's acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"). Purchaser shall not divulge the contents of the Property Information or other information except in strict accordance with the confidentiality standards set forth in this Section 4.6. In permitting Purchaser to review the Property Information or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

         4.7 NO REPRESENTATION OR WARRANTY BY SELLER. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Asset Manager has made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Property Information or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Information was prepared by third parties other than Seller and Asset Manager. Except as expressly set forth in this Agreement, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Information, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon
(i) satisfaction of Purchaser's conditions expressly set forth in

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this Agreement, (ii) Seller's compliance with the terms and provisions of this
Agreement, and (iii) Purchaser's own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Information.

         4.8 PURCHASER'S RESPONSIBILITIES. In conducting any inspections, investigations or tests of the Property and/or Property Information after the Effective Date, Purchaser and its agents and representatives shall: (i) not unreasonably disturb the tenants or interfere with their use of the Property pursuant to or in breach of the terms of their respective Leases; (ii) not unreasonably interfere with the operation and maintenance of the Property;
(iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees;
(v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property;
(vii) not permit any liens to attach to the Property by reason of the exercise of Purchaser's rights hereunder; (viii) repair any damage to the Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during Purchaser's inspection activities with respect to the Property prior to the Effective Date concerning the Property and the Property Information to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.6 above, or except as may be otherwise required by law.

         4.9 PURCHASER'S AGREEMENT TO INDEMNIFY. Purchaser indemnifies and holds Seller and Asset Manager harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted under this Agreement or the Exclusive Negotiation Agreement between AIP and Lend Lease Real Estate, Inc. dated June 27, 2000 or any violation of the provisions of Sections 4.2, 4.6 or 4.8; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination) so long as Purchaser's actions are conducted with reasonable care in accordance with industry standards. Purchaser's obligations under this
Section 4.9 shall survive the termination of this Agreement and shall survive the Closing.

         4.10 ENVIRONMENTAL STUDIES. As additional consideration for the transaction contemplated in this Agreement, Purchaser must provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving contamination of or other environmental concerns relating to the Property; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Seller acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports. Notwithstanding Section 4.9 above, Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon or arising out of the fact that Purchaser merely conducted such tests or studies, so long as Purchaser's actions are conducted with reasonable care in accordance with industry standards.

                          ARTICLE 5 - TITLE AND SURVEY

         5.1 TITLE COMMITMENT. Purchaser has caused to be prepared and delivered to Seller on or before the Effective Date: (i) current commitment(s) for title insurance or preliminary title report (collectively, the "Title Commitment") issued by the Title Company, in the aggregate amount of the Purchase Price, with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

         5.2 NEW OR UPDATED SURVEY. Purchaser may elect to obtain new surveys or revise, modify, or re-certify any existing surveys (collectively, the "Survey") as necessary in order for the Title Company to delete the survey exception from any title policy (the "Title Policy") Purchaser elects to obtain from the Title Company or to otherwise satisfy Purchaser's objectives.

         5.3 TITLE REVIEW. Prior to the Effective Date, Purchaser has reviewed title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except financing liens created by, under or through Seller that are not being assumed by Purchaser, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens. Seller further agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the effective date of each applicable Title Commitment without Purchaser's prior written consent (if requested, such consent shall not be unreasonably withheld, conditioned or delayed). The term "Permitted Exceptions" shall mean: the specific exceptions (excluding exceptions that are part of the applicable promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment as of the Effective Date and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey; real estate taxes not yet due and payable; rights of tenants as tenants only under the Leases; and any licensees under any Service Contracts not terminated as of Closing in accordance with the provisions hereof.

         5.4 NEW EXCEPTIONS. Purchaser may have Seller's title to the Property re-reviewed at any time and from time to time up to the Closing and may give Seller written notice of any additional title exceptions which first appear of record after the effective date of each applicable Title Commitment ("New Exceptions"). Seller shall, if requested by Purchaser, (i) cause any such exception created by, through or under Seller without Purchaser's written consent (in its sole discretion) to be removed prior to the Closing and (ii) use good faith, commercially reasonable efforts to remove any other New Exceptions prior to the Closing. If any such New Exception is not removed prior to Closing and will have a material adverse effect on the use and operation of the applicable Project, in Purchaser's reasonable judgment, Purchaser may elect either (a) in the case of an exception described in clause (i) above, to close and receive credit against the Purchase Price equal to the lesser of (A) the cost of curing such title objection or (B) any diminution in value, determined by an independent third party appraiser, resulting from or likely to result from such title objection, or (b) to terminate this Agreement as to the affected Project, in which event the Purchase Price will be reduced by the allocated Purchase Price of the affected Project, and the parties shall have no further rights, duties or obligations hereunder with respect to such Project except for those obligations which by their terms survive termination of this Agreement. In addition, if Purchaser elects to terminate this Agreement as to a certain Project as a result of one or more New Exceptions affecting such Project, and such affected Project is a part of a cross-collateralized debt pool and the relevant lender or lenders will not permit such Project to be removed from the pool at no cost to Purchaser, Purchaser may elect to terminate this Agreement as to all Properties, in which event the Earnest Money shall be returned to Purchaser and the parties shall have no further rights, duties or obligations hereunder except for those obligations which by their terms survive termination of this Agreement.


                    ARTICLE 6 - OPERATIONS AND RISK OF LOSS


         6.1 ONGOING OPERATIONS. From the Effective Date through Closing, Seller hereby covenants and agrees that:

                  6.1.1 LEASES SERVICE CONTRACTS AND LOAN DOCUMENTS. Seller will perform its material obligations under the Leases, Service Contracts and Loan Documents, including payment of all accrued and outstanding tenant improvement and leasing commission costs relating to Leases in existence as of the Effective Date.

                  6.1.2 NEW CONTRACTS. Except as provided in Subsection 6.1.4, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice, and which shall be terminated by Seller at Closing at no cost to Purchaser, unless assumed by Purchaser at Purchaser's election made in writing to Seller at least ten (10) days prior to Closing.

                  6.1.3 MAINTENANCE OF IMPROVEMENTS; REMOVAL OF PERSONAL PROPERTY. Subject to Sections 6.2 and 6.3, Seller shall continue to make its budgeted capital expenditures with respect to the Improvements in a commercially reasonable manner in the ordinary course of Seller's business as provided in the schedule attached hereto as Exhibit H and incorporated herein by reference (the "Capital Expenditure Schedule"), and operate and maintain the Property in the ordinary course of business and consistent with past practice. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

                  6.1.4 LEASING. Seller will continue to lease space in the Improvements in the ordinary course of business; provided Purchaser must approve any new Lease and will do so within five (5) business days of Seller's delivery of the material terms of any proposed new Lease and financial information on the proposed tenant that Seller is permitted to share with third parties, or Purchaser's approval thereof shall be deemed to have been given. Purchaser shall not unreasonably withhold or delay approval of any new Lease. With respect to any new Lease that is approved or deemed approved by Purchaser or with respect to the exercise by a tenant under an existing Lease of renewal or expansion rights currently provided for in the applicable Lease which renewal or expansion becomes effective after the Effective Date, Purchaser shall be responsible for all third party tenant improvement and leasing commission costs associated with such new Lease, renewal or expansion. For purposes hereof, a "new Lease" shall also mean a renewal of an existing Lease or expansion of space covered by an existing Lease that is not currently provided for in the Lease documents evidencing the existing Lease.

                  6.1.5 MAINTENANCE OF INSURANCE. Seller shall maintain the property insurance currently in effect with respect to the Property through the last day prior to the Closing Date at no cost to Purchaser.

         6.2 DAMAGE. If prior to Closing any Project is damaged by fire or other casualty, Seller shall promptly notify Purchaser of the casualty and estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

                  6.2.1 MATERIAL. In the event of any Material Damage to or destruction of at least four (4) Projects or any portion of at least four (4) Projects prior to Closing, Purchaser may, at its option, terminate this Agreement as to either all of the affected Projects or all of the Properties by delivering written notice to Seller on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty-day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any termination as to the affected Projects instead of all of the Properties, the Purchase Price shall be reduced by the allocated portion of the Purchase Price for the applicable Projects , and the parties hereto shall have no further rights or obligations hereunder as to the affected Projects, other than those that by their terms survive the termination of this Agreement. If Purchaser elects to terminate as to all of the Properties, the Earnest Money shall be returned to Purchaser and the parties shall have no further rights, duties or obligations hereunder except for the obligations which by their terms survive termination of this Agreement. Notwithstanding the foregoing, in the event Purchaser elects to terminate this Agreement as to four (4) or more Projects due to Material Damage occurring to the Properties, Seller shall have the option to terminate this Agreement as to all Properties, in which event the Earnest Money shall be returned to Purchaser and the parties shall have no further rights, duties or obligations hereunder except for the obligations which by all of the terms survive termination of this Agreement. In the event of Material Damage or destruction of three (3) or fewer Projects or if Purchaser elects not to terminate this Agreement as to at least four (4) affected Projects as detailed above within said thirty (30) day period, then the parties shall proceed under this Agreement and close on schedule, and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction, Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies. For the purposes of this Agreement, "Material Damage" and "Materially Damaged" means damage which, in Seller's reasonable estimation, exceeds $500,000.00 to repair or which, in Seller's reasonable estimation, will take longer than ninety (90) days to repair.

                  6.2.2 NOT MATERIAL. If any Project is damaged but not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement as to the affected Project, and Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) assign to Purchaser all of Seller's proceeds from insurance payable by reason of such damage, plus pay an amount to Purchaser for any deductible, less any amount expended by Seller for repairs made with Purchaser's approval (in which case Purchaser shall assume full responsibility for all needed repairs).

         6.3 CONDEMNATION. If proceedings in eminent domain are instituted with respect to any Project comprising the Property or any portion thereof which involves the taking of a portion of the Property exceeding $500,000.00 in value, Purchaser and Seller shall have the same rights and obligations as provided in Subsection 6.2.1 with respect to a casualty event affecting the Property. Provided, if Purchaser is obligated or, if applicable, elects to proceed under this Agreement, Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter.

          ARTICLE 7 - SHAREHOLDER OBLIGATIONS; OTHER SELLER COVENANTS

         7.1 SHAREHOLDER APPROVAL. Purchaser acknowledges that the transactions contemplated by this Agreement are subject to the approval of the holders of a two-thirds majority of the outstanding common shares of AIP ("Shareholder Approval"). AIP agrees to use good faith and make commercially reasonable efforts to obtain such Shareholder Approval as soon as practicable. On the Effective Date, AIP shall deliver to Purchaser voting agreements from the institutional shareholder designated members of AIP's Board of Trust Managers who are eligible to vote and support the approval of the transaction contemplated herein who hold shares and their respective institutional affiliates which are shareholders of AIP, pursuant to which the signatories to such voting agreements have agreed to vote in favor of the transactions contemplated by this Agreement, subject to rights parallel to Seller's rights hereunder with respect to a Superior Proposal (defined below).

         7.2 PROXY STATEMENT. In furtherance, and not in limitation of the foregoing, as soon as practicable after the execution of this Agreement using good faith and commercially reasonable efforts, Seller shall finalize and file with the United States Securities And Exchange Commission (the "SEC") a preliminary proxy statement in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 and thereafter shall file as soon as is practicable a definitive proxy statement. The proxy statement shall include a proposal to approve the transactions contemplated in this Agreement (the "Shareholder Proposal") and shall include the recommendation of AIP's Board of Trust Managers in favor of the proposal. Seller shall use good faith and commercially reasonable efforts to respond to any comments of the SEC and to cause the proxy statement to be mailed to AIP's shareholders as promptly as practicable. Purchaser shall furnish all information concerning Purchaser as AIP may reasonably request in connection with such actions and the preparation of the proxy statement.

         7.3 MANHATTAN TOWERS. In connection with the transactions contemplated by this Agreement, Seller is attempting to sell as a project owned by Seller known as the Manhattan Towers Project and located in Manhattan Beach, California (the "Manhattan Towers Project") for a gross purchase price of at least $48,000,000.00. Seller shall use good faith and commercially reasonable efforts to cause the sale of the Manhattan Towers Project to occur on such terms and prior to or contemporaneously with Closing.

         7.4 DDR CLOSING. In connection with the transactions contemplated by the Agreement, AIP intends to cause Developers Diversified Realty Corporation ("DDR") to acquire AIP, generally in accordance with the term sheet to which DDR and AIP are parties. Seller shall use good faith and commercially reasonable efforts to cause the merger with a subsidiary of DDR (or such other structure as agreed upon by DDR and AIP which results in DDR owning AIP) to occur contemporaneously with Closing.

         7.5 BREAK UP FEE; REIMBURSEMENT. If (i) notwithstanding Seller's good faith efforts, Seller does not (A) obtain Shareholder Approval on or before the Outside Closing Date, or (B) cause the closing of the sale of the Manhattan Towers Project to occur prior to or contemporaneously with Closing, or (C) cause the closing of DDR's acquisition of the outstanding shares of AIP to occur contemporaneously with Closing, and as a result of (A) or (B) or (C), Seller elects or is required to terminate this Agreement; or (ii) following the Effective Date, Seller receives a Superior Acquisition Proposal and as a result of the fiduciary obligations of the board of trust managers of AIP, as determined in good faith in consultation with outside counsel, Seller determines to, and does, terminate this Agreement (which Seller shall hereby be entitled to do); or (iii) the transactions contemplated by this Agreement are not consummated because the conditions set forth in Section 9.2 are not satisfied as a result of a default by Seller hereunder; or (iv) Seller does not obtain Shareholder Approval on or before the Outside Closing Date, Seller shall pay to

Purchaser a break up fee of $3,000,000.00, and will reimburse Purchaser for the actual and verifiable out-of-pocket costs, including legal fees actually incurred by Purchaser or its affiliates, including Lend lease Real Estate Investments, Inc., in connection with the transactions contemplated by this Agreement, not to exceed $450,000.00 in the aggregate. Seller agrees to make the election to terminate or not terminate this Agreement due to a termination of AIP's merger agreement with DDR outlined in (C) above within fourteen (14) days of any such termination of the merger agreement with DDR, or Seller shall be deemed to have elected to waive such termination right and proceed to Closing under the remaining applicable terms and conditions specified in this Agreement. This Section 7.5 shall survive termination of this Agreement.

         7.6 NON-SOLICITATION. After the Effective Date and prior to the termination of this Agreement in accordance with its terms, Seller agrees that:

                  (a) neither it nor any officer, director, employee, representative, advisor or agent of Seller or any business entity under its direct control (collectively, the "Subsidiaries") shall initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or equity securities of Seller or any of the Subsidiaries, other than the transactions contemplated by this Agreement, the DDR merger agreement and the Manhattan Towers agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

                  (b) it shall direct and use its reasonable best efforts to cause its officers, board of trust managers, employees, agents and financial advisors not to engage in any of the activities described in Section 7.6(a) except to the extent expressly permitted by the proviso below;

                  (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and

                  (d) it will notify Purchaser promptly if Seller receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Agreement shall prohibit the board of trust managers of AIP (or the officers, board of trust managers of AIP, employees, agents or financial advisors of Seller acting at the direction of the board of trust of managers of AIP) from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (x) the board of trust managers of AIP determines in good faith following consultation with counsel and with Seller's financial advisors that such action is required for the board of trust managers of AIP to comply with its duties to shareholders imposed by law or such proposal is a Superior Acquisition Proposal (as hereinafter defined), (y) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller provides written notice to Purchaser to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and
(z) subject to any confidentiality agreement with such person or entity, Seller keeps Purchaser informed of the status (not the terms) of any such discussions or negotiations; or

(ii) to the extent applicable, taking and disclosing to Seller's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.6 shall
(1) permit Seller to terminate this Agreement (except as specifically provided in Article 7 hereof), (2) permit Seller to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (other than a confidentiality agreement in customary form executed as provided above) or (3) affect any other obligation of Seller under this Agreement; provided, however, that the board of trust managers of AIP may, subject to the provisions of
Section 7.5, approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement. Any disclosure that the board of trust managers of AIP may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to shareholders of Seller or comply with applicable law will not constitute a violation of this Section 7.6. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which the board of trust managers of AIP (or a duly constituted committee thereof charged with considering Acquisition Proposals) determines in good faith following consultation with counsel and with Seller's financial advisors to be more favorable to Seller's shareholders from a financial point of view than the transactions contemplated herein and which the board of trust managers of AIP (or any such committee) determines is reasonably capable of being financed and consummated.


                           ARTICLE 8 - EXISTING LOANS

Subject to Section 9.2.4, Purchaser shall either (i) acquire the Properties subject to the Existing Loans, subject to the limitations on recourse set forth in the documents evidencing or securing such loans, in which case Purchaser shall assume such Existing Loans at Closing ; or (ii) the Existing Loans shall be paid at Closing. Purchaser agrees to promptly notify Seller of Purchaser's election to not assume any Existing Loan for which Purchaser's assumption has been approved by the applicable lender. Purchaser and Seller shall cooperate in good faith and use their commercially reasonable efforts to negotiate with the relevant lenders prior to the Closing Date to: (i) obtain the required lender consents to Purchaser's proposed assumptions; (ii) minimize prepayment and assumption fees and charges; (iii) obtain favorable terms of assumption for any loans contemplated to be assumed; and (iv) obtain estoppel statements from applicable lenders.


                              ARTICLE 9 - CLOSING

         9.1 CLOSING. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction, completion or waiver of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

         9.2 CONDITIONS TO PARTIES' OBLIGATION TO CLOSE. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

                  9.2.1 REPRESENTATIONS AND WARRANTIES. The other party's representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date provided, however, the representation contained in Subsection 11.1.2 will be deemed satisfied at Closing provided no injunction is in place issued by a court of competent jurisdiction prohibiting the Closing from occurring;

                  9.2.2 DELIVERIES, COVENANTS, OBLIGATIONS. As of the
Closing Date, the other party shall have tendered all deliveries to be made at Closing and complied with all covenants and obligations herein to be complied with on or prior to Closing;

                  9.2.3 ACTIONS, SUITS, ETC. There shall exist no pending action, suit, arbitration, claim, attachment, proceeding, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, that enjoins the Closing.

                  9.2.4 LOAN ASSUMPTION. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Purchaser's receipt of consent of lenders under the Existing Loans to Purchaser's assumption of at least $118,000,000.00 of the principal balances of the Existing Loans on terms that are the same in all material respects as those currently applicable to such Existing Loans.

                  9.2.5 TITLE POLICY. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Title Company having irrevocably committed in writing to issue to Purchaser an extended coverage owner's policy of title insurance in an amount at least equal to the Purchase Price on American Land Title Association (ALTA) Owner's Policy Form B-1970 or Form B-1992 with exception for creditor's rights deleted, and all conditions to such issuance having been met, insuring that, upon Closing, Purchaser is the owner of the fee simple title to the Property, without exception, whether standard or special, except for the Permitted Exceptions.

                  9.2.6 ESTOPPELS. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Seller having delivered to Purchaser, no more than fifteen (15) days prior to Closing, Acceptable Estoppel Certificates from at least (i) nine (9) of the ten (10) largest tenants (measured by annual base rental obligations) of all of the Properties, such tenants being identified on Exhibit I attached hereto and incorporated herein by this reference (the "Major Tenants"), and (ii) seventy-five percent (75%) of the remaining tenants (measured by rentable square footage, not including the square footage of the nine (9) Major Tenants for which Acceptable Estoppel Certificates have been delivered pursuant to clause (i) above). An "Acceptable Estoppel Certificate" means an executed Estoppel Certificate substantially in the form of Exhibit J attached hereto and incorporated herein by this reference or in the form provided in the applicable Lease, or with such modifications in form or substance as are approved by Purchaser in its reasonable discretion.

                  9.2.7 LEASING COMMISSIONS; TENANT IMPROVEMENT COSTS. The obligations of Purchaser with regard to Closing under this Agreement are, at its option, subject to Seller having paid, performed and/or provided appropriate credits to Purchaser at or prior to Closing with respect to tenant improvement and leasing commission obligations relating to each Lease in place as of the Effective Date that are accrued and outstanding as of the Closing Date.

                  9.2.8 SHAREHOLDER APPROVAL. Shareholder Approval shall have been obtained, as well as shareholder approval of the transaction with DDR described in Section 7.14.


         So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for nonintentional breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

         9.3 SELLER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

                  9.3.1 DEED. One or more special warranty or other limited warranty deeds (as Seller's local counsel or Title Company shall advise, warranting title only against any party claiming by, through or under Seller) in form acceptable for recordation under the law of the state where the Property is located and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property (collectively, the "Deed");

                  9.3.2 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. One or more Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit C attached hereto (collectively, the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser, without implied warranty, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

                  9.3.3 LENDER ASSUMPTION DOCUMENTS. The applicable Lender Assumption Documents;

                  9.3.4 ESTOPPELS. All Acceptable Estoppel Certificates received by Seller;

                  9.3.5. CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

                  9.3.6 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

                  9.3.7 AUTHORITY. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

                  9.3.8 RENT ROLL. Updated Rent Rolls for the Property.

                  9.3.9 ADDITIONAL DOCUMENTS. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including, without limitation, the documents described on Exhibit L (Title Company Requirements) (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

                  9.3.10 CLOSING CERTIFICATE. A certificate confirming the representations and warranties of Seller contained in Section 11.1 remain true and correct in all material respect as of Closing.

         9.4 PURCHASER'S DELIVERIES IN ESCROW. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

                  9.4.1 BILL OF SALE, ASSIGNMENT AND ASSUMPTION. The Assignment, executed and acknowledged by Purchaser;

                  9.4.2 LENDER ASSUMPTION DOCUMENTS. Any and all documents reasonably required by Nationwide Life Insurance Company and Aegon Life Insurance Company for Purchaser to assume, at its election, the approximate indebtedness of $118,183,000.00 owing by Seller, to assume all obligations of Seller under the Loan Documents, and to confirm that the applicable assumed loans are not in default (the "Lender Assumption Documents"). In addition, Purchaser will use commercially reasonable efforts (without incurring additional expense) to cause Seller to be released from such indebtedness and obligations from and after the Closing Date. In the event Purchaser desires to and is able to cause National Realty Funding L.P. and/or Guaranty Federal Bank, F.S.B. to permit Purchaser to assume the approximate respective indebtedness of $23,630,000.00 and $7,893,000.00 owing by Seller, such lenders' assumption documentation shall be included in the definition of "Lender Assumption Documents" hereunder.

                  9.4.3 CONVEYANCING OR TRANSFER TAX FORMS OR RETURNS. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property; and

                  9.4.4. INDEMNITY. In the event Seller is not released from the indebtedness and obligations under the Loan Documents which are the subject of the Lender Assumption Documents, Purchaser shall execute an indemnity agreement in favor of Seller relating to claims occurring after Closing against Seller with respect to the Loan Documents.

                  9.4.5. ADDITIONAL DOCUMENTS. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

                  9.4.6. CLOSING CERTIFICATE. A certificate confirming the representations and warranties of Purchaser contained Section 11.2 remain true and correct in all material respects as of Closing.

         9.5 CLOSING STATEMENTS. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form reasonably required by Escrow Agent.

         9.6 PURCHASE PRICE. At or before 1:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the principal amount of indebtedness assumed by Purchaser pursuant to the Lender Assumption Documents, plus or minus applicable prorations in accordance with
Article 10 hereof, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer).

         9.7 POSSESSION. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

         9.8 DELIVERY OF BOOKS AND RECORDS. At the Closing, Seller shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control:
Lease Files; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other similar items, if any, used in the operation of the Property.

         9.9 NOTICE TO TENANTS. Seller and Purchaser shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form of Exhibit E attached hereto, or such other form as may be required by applicable law.


                 ARTICLE 10 - PRORATIONS, DEPOSITS, COMMISSIONS

         10.1 PRORATIONS. At Closing, the following items shall be prorated as of the date of Closing with all items of income and expense for the Property being borne by Seller prior to the Closing and Purchaser from and after (but including) the date of Closing: Tenant Receivables and other income and rents; fees and assessments; prepaid expenses and obligations under Service Contracts; accrued operating expenses; accrued and unpaid interest on the Existing Loans assumed by Purchaser; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations:

                  10.1.1 TAXES. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing arising out of a change in ownership shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable, and Purchaser shall indemnify Seller from and against any and all such Taxes, which indemnification obligation shall survive the Closing.

                  10.1.2 UTILITIES. Purchaser and Seller shall take all steps necessary to effectuate the transfer of all utilities to Purchaser's name as of the Closing Date, and where necessary, Purchaser shall post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

                  10.1.3 TENANT RECEIVABLES. Rents due from tenants under Leases and operating expenses and/or taxes payable by tenants under Leases (collectively, "Tenant Receivables") shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

                  (a) Purchaser shall apply rent and other income received from tenants under Leases after Closing in the following order of priority: (i) first, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and Seller as of the Closing Date as set forth in Section 10.1 hereof (with Seller's portion thereof to be delivered to Seller); (ii) second, to Tenant Receivables first coming due after Closing and applicable to the period of time after Closing, which amount shall be retained by Purchaser; (iii) third, to payment of Tenant Receivables first coming due after Closing but applicable to the period of time before

Closing, including, without limitation, the Tenant Receivables described in Subsection 10.1.3(b) below (collectively, "Unbilled Tenant Receivables"), which amount shall be delivered to Seller; and (iv) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by Seller as of Closing (collectively, "Uncollected Delinquent Tenant Receivables"), which amount shall be delivered to Seller. Notwithstanding the foregoing, Seller shall have the right to pursue the collection of Uncollected Delinquent Tenant Receivables for a period of one (1) year after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder, provided, however, Seller shall have no right to cause any such tenant to be evicted or to exercise any other remedies set forth in such tenant's Lease against such tenant other than to sue for collection. Any sums received by Purchaser to which Seller is entitled shall be held in trust for Seller on account of such past due rents payable to Seller, and Purchaser shall remit to Seller any such sums received by Purchaser to which Seller is entitled within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys' fees, court costs and disbursements, if any. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller shall remit to Purchaser that portion of the monies so received by Seller to which Purchaser is entitled within ten
(10) business days after receipt thereof. With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable pursuant to the applicable Lease and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due pursuant to the applicable Lease. The provisions of this Subsection 10.1.3(a) shall survive the Closing.

                  (b) Without limiting the generality of the requirements of Subsection 10.1.3(a)(ii) above, if the final reconciliation or determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Seller to Purchaser, Purchaser's pro rata portion shall be paid by Seller to Purchaser within ten (10) business days of such final determination under the Leases. If the final determination of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to Seller, Purchaser shall, within ten (10) business days of such final determination, remit to Seller Seller's portion of operating expenses and/or taxes for the period up to and including the Closing Date, if, as and when received. Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes in trust for Seller and to pay same promptly to Seller as aforesaid. The provisions of this Subsection 10.1.3(b) shall survive the Closing.

         10.2 CLOSING COSTS. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

         10.3 CAPITAL EXPENDITURES. To the extent Seller did not fund all capital expenditures scheduled to be performed on or before the Closing Date (as set forth on the Capital Expenditure Schedule), Purchaser shall receive a credit against the Purchase Price in the estimated amount of such unfunded capital expenditures, as shown on the Capital Expenditure Schedule.

         10.4 FINAL ADJUSTMENT AFTER CLOSING. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 10.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

         10.5 TENANT DEPOSITS. All tenant security deposits collected and not applied by Seller in accordance with the terms of the applicable Lease and applicable law (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are credited or transferred to Purchaser.

         10.6 NO COMMISSIONS. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.


                  ARTICLE 11 - REPRESENTATIONS AND WARRANTIES

         11.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

                  11.1.1 ORGANIZATION AND AUTHORITY. Each entity comprising "Seller" has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Subject to Shareholder Approval, Seller has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to the Shareholder Approval. Except as disclosed by Seller to Purchaser, the execution, delivery, and performance of this Agreement and the Closing Documents by Seller will not result in any violation of or default under, or require any notice, or consent under any of Seller's organizational documents, any other agreement to which Seller is a party or any law, judgment or order applicable to Seller.

                  11.1.2 CONFLICTS AND PENDING ACTIONS. Except as disclosed by Seller to Purchaser, there is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller's knowledge, threatened against Seller or relating to the Property, which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement, and no order or other relief has been entered that imposes any recorded lien or other encumbrance on any of the Property.

                  11.1.3 SERVICE CONTRACTS. To Seller's knowledge, the list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be correct and complete as of the date of its delivery.

                  11.1.4 NOTICES FROM GOVERNMENTAL AUTHORITIES. To Seller's knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Information.

                  11.1.5 LEASES. On or prior to the Effective Date, Seller has delivered to Purchaser or made available to Purchaser, true, and correct and complete copies of all leasing commissions and brokerage agreements currently in effect for each Property, all of which are listed on Exhibit K, attached hereto and incorporated herein by this reference (the "Commission Schedule"). Seller has delivered to the Purchaser or made available to Purchaser true and correct and complete copies of all existing Leases. The

Commission Schedule lists tenant improvement costs, brokers' commissions and leasing fees for any tenant's prior space for which the landlord with respect to any of the Properties is obligated or subject and which are unpaid as of October 6, 2000, and (ii) all brokers' commissions and leasing fees which the landlord with respect to any of the Properties is contractually obligated to pay in the event any tenant exercises any renewal or expansion option.

         As of the Effective Date, no Lease has been modified except as shown in the Leases delivered to Purchaser. Each of the Leases is in full force and effect. To Seller's knowledge, no uncured event of material default on the part of Seller has occurred under any of the Leases and there exists no event which, with the giving of notice or the passage of time, or both, would constitute such a default. To Seller's knowledge, no uncured event of material default on the part of any tenant has occurred under any of the Leases and, to Seller's knowledge, there exists no event which, with the giving of notice or the passage of time, or both, would constitute such a default. No tenant has any defense, offset or claim against its obligation to pay rent or perform any of its other obligations under its Lease. Except with respect to the "Battlefield Property," no tenant has any right of right or first refusal or option to purchase any part of the Property. If the tenant at the Battlefield Property does elect to exercise its purchase option, the Battlefield Property shall no longer be subject to this Agreement and the Purchase Price will be reduced by the allocated Purchase Price thereof provided pursuant to a separate written agreement between Seller and Purchaser and the parties shall have no further rights, duties or obligations herewith respect to the Battlefield Property, except for those obligations which by their terms survive termination of this Agreement.

                  11.1.6 LOAN DOCUMENTS. On or prior to the Effective Date, Seller has delivered to the Purchaser or made available to Purchaser true and correct and complete copies of all existing Loan Documents. The Loan Documents have not been modified except as shown in the Loan Documents. There are no other documents or instruments which evidence, secure or otherwise govern the Existing Loans. Seller has not received any notice of any material breach or material default under the Loan Documents, and to Seller's knowledge, there is no existing or uncured material default or material breach by any party under the Loan Documents, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, would constitute such a default or breach by any party under the Loan Documents. To Seller's knowledge, the current mortgagees or beneficiaries of the Existing Loans are the lenders identified on Exhibit F. The outstanding principal balance of each of the Existing Loans estimated as of February 28, 2001 is set forth on Exhibit F.

                  11.1.7 SERVICE CONTRACTS. On or prior to the Effective Date, Seller has made available or delivered to the Purchaser true and correct and complete copies of all Service Contracts related to the operation of the Property. The Service Contracts have not been modified except as shown in the Service Contracts. Seller has not received any notice of any material breach or material default under the Service Contracts, and to Seller's knowledge, there is no existing or uncured material default or material breach by any party under the Service Contracts, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, would constitute a default or breach by any party under the Service Contracts.

                  11.1.8 MANAGEMENT AGREEMENTS. On or prior to the Effective Date, Seller has made available or delivered to the Purchaser true and correct and complete copies of all existing management agreements relating to the Property. The management agreements have not been otherwise modified except as shown in the management agreements delivered to Purchaser. Seller has not received any notice of any uncured material breach or material default under the management agreements, and to Seller's knowledge, there is no existing or uncured material default or material breach by any party under the management agreements, and no facts or circumstances exist that, with the passage of time or the giving of notice, or both, would constitute such a default or breach by any party under the management agreements.

                  11.1.9 CONDEMNATION. Seller has not received notice of, nor does Seller have knowledge of any pending or contemplated condemnation, eminent domain, or similar proceeding with respect to all or any portion of the Properties.

                  11.1.10 PROPERTY TAXES. Seller has provided Purchaser with copies of all notices and other documents relating to any and all property tax reassessment proceedings or contests relating to or affecting any of the Properties.

         11.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

                  11.2.1 ORGANIZATION AND AUTHORITY. Purchaser has been duly organized and is validly existing as a limited partnership in good standing in the State of Georgia and as of the Closing Date will be qualified to do business in each state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms. The execution, delivery, and performance of this Agreement and the Closing Documents by Purchaser will not result in any violation of or default under, or require any notice, or consent under any of Purchaser's organizational documents, any other agreement to which Purchaser is a party or any law, judgment or order applicable to Purchaser.

                  11.2.2 CONFLICTS AND PENDING ACTION. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

                  11.2.3. ADEQUATE FUNDS. Purchaser currently has or on the Closing will have adequate funds to close on the purchase of the Projects in accordance with the terms hereof.

         11.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article 11 are made as of the date of this Agreement and remade as of the Closing Date, but shall be deemed to be merged into and waived by the instruments of Closing, and shall not survive the Closing. Terms such as "to Seller's knowledge," "to the best of Seller's knowledge," or like phrases do not include constructive knowledge, imputed knowledge, or knowledge Seller does not have but could have obtained through further investigation or inquiry. Terms such as "to Purchaser's knowledge," "to the best of Purchaser's knowledge," or like phrases do not include constructive knowledge, imputed knowledge, or knowledge Purchaser does not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. No broker, agent, or other party other than Purchaser is authorized to make any representation or warranty for or on behalf of Purchaser.

                        ARTICLE 12 - DEFAULT AND REMEDIES

         12.1 SELLER'S REMEDIES. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, Seller shall be entitled, as its sole remedy (except as provided in Sections 4.9, 10.6, 12.3 and 12.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section
12.1 to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would delay or prevent Seller from having clear, indefeasible and marketable title to the Property. In all other events Seller's remedies shall be limited to those described in this
Section 12.1 and Sections 4.9, 10.6, 12.3 and 12.4 hereof. IN NO EVENT SHALL PURCHASER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Seller's Initials                              Purchaser's Initials
                 ------------                                      -------------


         12.2 PURCHASER'S REMEDIES. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder, Purchaser shall elect, as its sole remedy (except as provided in Sections 10.6, 12.3, 12.4 and 12.5), either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the amounts specified under Section 7.5, or (ii) waive said failure or breach and proceed to Closing. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

Seller's Initials                              Purchaser's Initials
                 ------------                                      -------------

         12.3 ATTORNEYS' FEES. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable, actual and verifiable fees and expenses, including attorneys' fees, incurred in connection with such claims.

         12.4 OTHER EXPENSES. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.

         12.5 LITIGATION INDEMNITY. Seller shall indemnify, save and hold harmless Purchaser from and against any and all costs, losses, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses, including without limitation attorney's fees and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, or resulting from any litigation against Seller, including without limitation, any shareholder litigation arising as a result of the transactions contemplated by this Agreement, but excluding any such item arising out of Purchaser's negligent or wrongful action or inaction. The provisions of this Section 12.5 shall survive termination of this Agreement or consummation of the transactions contemplated hereby.

                 ARTICLE 13 - DISCLAIMERS, RELEASE AND INDEMNITY

         13.1 DISCLAIMERS BY SELLER.

                  (a) Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Asset Manager have not at any time made and are not now making, and they specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric,
(x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Information,
(xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

                  (b) Section 25359.7 of the California Health and Safety Code requires owners of nonresidential property who know or have reasonable cause to believe that any release of hazardous substance has come to be located on or beneath real property to provide written notice of that condition to a buyer of such real property. There is a possibility that a release of a hazardous substance may have come to be located on or beneath one or more of the Projects as described in the environmental reports and documents which have been received and reviewed by Purchaser. By its execution of this Agreement, Purchaser acknowledges its receipt of the foregoing notice given pursuant to
Section 25359.7 of the California Health and Safety Code.

                  (c) Purchaser acknowledges that "Natural Hazards" described in the following California Code Sections (the "Natural Hazard Laws") may affect one or more of the Projects: Government Code Section 8589.3 (Special Flood Hazard); Government Code Section 8589.5 (Potential Flooding); Government Code Sections 51178 and 51179 (Very High Fire Hazard Severity Zone); Public Resources Code Section 2622 (Earthquake Fault Zone); Public Resources Code
Section 2696 (Seismic Hazard Zone); and Public Resources Code Section 4125 (Wildland Forest Fire Risks and Hazards). Purchaser acknowledges and agrees that Purchaser is an experienced real estate investor, and has been advised that Purchaser should determine whether any lists or maps delineating properties affected by such Natural Hazards are available and otherwise determine whether any such Natural Hazards affect any of the Projects. Purchaser further represents and warrants that Purchaser has independently evaluated and investigated whether any or all of such Natural Hazards affect the one or more of the Projects. Based on the foregoing, Purchaser knowingly and intentionally waives any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the following California Code Sections:
Government Code Sections 8589.3, 8589.4 and 51183.5 and Public Resources Code Sections 2621.9, 2694 and 4136 (the "Natural Hazard Disclosure Requirements"). Purchaser acknowledges and agrees that this waiver has been specifically negotiated and is an essential aspect of the bargain between the parties.

         13.2 SALE "AS IS, WHERE IS." PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT CLOSING. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER HAS NOT MADE AND IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE ASSET MANAGER, OR ANY REAL ESTATE BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. PURCHASER ACKNOWLEDGES THAT SELLER HAS AFFORDED PURCHASER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME. SELLER SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT

TO ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL OR CONSTRUCTION DEFECTS OR ADVERSE ENVIRONMENTAL, HEALTH OR SAFETY CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS.

PURCHASER'S INITIALS
                    ---------------

         13.3 SELLER RELEASED FROM LIABILITY. Purchaser acknowledges that it had the opportunity to inspect the Property prior to the Effective Date, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller and Asset Manager from all responsibility and liability to Purchaser, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), California Health and Safety Code Sections 25300, et seq. and other similar applicable state laws, directly or indirectly, regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever; provided, however, the foregoing release shall not include third party claims brought against Purchaser for which Seller may be liable otherwise than under this Agreement. By closing this transaction, Purchaser will be deemed to have waived any and all objections to or complaints regarding (including, but not limited to, federal, state and common law based actions), or any private right of action under, state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA, physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. Purchaser expressly waives the provisions of Section 1542 of the California Civil Code (or any similar provision or principle of law which may apply in any other state where any Property is located) which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

         PURCHASER'S INITIALS:
                              ----------------

         13.4 "HAZARDOUS MATERIALS" DEFINED. For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Hazardous Waste," "Extremely Hazardous Waste," "Restricted Hazardous Waste," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA or under any laws, ordinances, rules, requirements and regulations of any governmental authority having jurisdiction with respect to the Property, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible, petroleum and infectious materials.

         13.5 INDEMNITY. Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, and expenses of any kind or nature which arise or accrue after Closing and relate to the ownership, maintenance, or operation of the Property by Purchaser and its successors and assigns, including, without limitation, in connection with Hazardous Materials at, on or under the Property, but excluding any matters as to which Seller has contractual liability. Such indemnity shall not apply to any Hazardous Materials existing as of the Closing Date unless Purchaser's activities cause the release and/or migration of any Hazardous Materials at, on or under the Property existing as of the Closing Date.

         13.6 SURVIVAL. The terms and conditions of this Article 13 shall expressly survive the Closing, and not merge with the provisions of any closing documents.

         Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.


                           ARTICLE 14 - MISCELLANEOUS

         14.1 PARTIES BOUND; ASSIGNMENT. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement to one or more assignees upon the following conditions: (i) the Assignee of Purchaser must be an entity controlling, controlled by, or under common control with Purchaser or an entity in which Value Enhancement Fund IV, L.P. is a direct or indirect investor, (ii) all of the Earnest Money must have been delivered in accordance herewith, (iii) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, (iv) Purchaser shall notify Seller (which may be by telephone to Tony Koeijmans, Esq. at (972) 550-3204, and confirmed in writing within 24 hours) promptly following Purchaser's designation of one or more assignees and (v) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five (5) days prior to Closing.

         14.2 HEADINGS. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

         14.3 INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

         14.4 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Texas.

         14.5 SURVIVAL. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

         14.6 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         14.7 TIME. Time is of the essence in the performance of this Agreement.

         14.8 CONFIDENTIALITY. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior consent of Seller; provided, however, that Purchaser may, subject to the provisions of
Section 4.6, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser. Notwithstanding anything to the contrary hereinafter set forth, Purchaser may disclose such information (i) to its employees, members of professional firms serving it or potential lenders or investors who need such information for purposes of evaluating the transactions contemplated in this Agreement, provided any such persons or entities agree to and shall maintain the confidentiality thereof, (ii) if any court or governmental agency requires disclosure in order to comply with applicable laws, (iii) pursuant to any legal requirement, any reporting requirement pursuant to applicable law or the applicable rules by any securities exchange or any accounting or auditing disclosure requirement, (iv) in any legal action, to the extent necessary to enforce its rights under this Agreement, and (v) to the extent that such information is a matter of public record. The provisions of this Section 14.8 shall survive the termination of this Agreement.

         14.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in
Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

         14.10 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         14.11 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Central Standard Time.

         14.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 14.9 other than facsimile.

         14.13 NO RECORDATION. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 12.1 hereof.

         14.14 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

         14.15 DISCHARGE OF OBLIGATIONS. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

         14.16 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         14.17 ASSET MANAGER: DESIGNATED REPRESENTATIVE. Seller has engaged the companies listed on Exhibit G (collectively, "Asset Manager") to provide certain asset management services with respect to the Property. One of the Asset Managers, Chase Realty Advisors, Inc. ("Chase") has been engaged to act as a liaison between Seller and Purchaser in connection with the Property and this Agreement. Chase has appointed Stan Levy and Tom Grier ("Designated Representative(s)") to deal with Purchaser. Whenever any approval, acceptance, consent, direction or action of Seller is required pursuant to this Agreement, Purchaser shall send to the Designated Representative a written notice requesting same, which notice shall: (i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Seller is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Seller evidencing such approval, consent, acceptance, direction or action of Seller; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely. Chase will communicate

Seller's response to any such requests to Purchaser. Whenever any approval, acceptance, consent, direction or action of Purchaser is required pursuant to this Agreement, Seller shall send to Purchaser a written notice requesting same, which notice shall: (i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Purchaser is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Purchaser evidencing such approval, consent, acceptance, direction or action of Purchaser; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely.

         14.18 REIT. Seller hereby advises Purchaser that Seller is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to Seller. Accordingly, Purchaser agrees to make any modifications or amendments to this Agreement requested by Seller prior to Closing that may be necessary for Seller to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided, however, that Purchaser shall have no obligation to enter into any such modification or amendment that would materially alter or affect, in Purchaser's sole judgment, Purchaser's rights, duties, or obligations under this Agreement. If Purchaser declines to modify or amend this Agreement for any reason in a manner which Seller determines, in the good faith exercise of its reasonable business judgment, is necessary to maintain its status as a real estate investment trust or avoid a penalty tax, Seller shall have the right to terminate this Agreement by written notice delivered to Purchaser. In the event Seller exercises such termination right, neither party shall have any further rights or obligations hereunder (except with respect to provisions of this Agreement which recite that they survive termination), the Earnest Money shall be returned to Purchaser and all other funds and documents deposited in escrow shall be returned to the party depositing the same.

         14.19 EXCULPATION. No present or future officer, director, trust manager, employee or agent of Seller shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, trust manager, employee, or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Purchaser hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or otherwise provided by law or in any other contract, agreement or instrument. No present or future officer, director, trust manager, employee or agent of Purchaser shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, trust manager, employee or agent, under or in connection with this Agreement either before or after Closing. Seller hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of any limitation on liability provided for elsewhere in this Agreement or otherwise provided by law or in any other contract, agreement or instrument.

         14.20 JOINT AND SEVERAL LIABILITY OF SELLER. Each entity comprising Seller shall be jointly and severally liable for all obligations of Seller hereunder.

                            ARTICLE 15 - ESCROW AGENT

         15.1 ESCROW PROVISIONS; PAYMENT AT CLOSING. If the Closing takes place under this Agreement, Escrow Agent shall deliver the Earnest Money to Purchaser.

         15.2 PAYMENT ON DEMAND. Upon receipt of any written certification from Seller or Purchaser claiming the Earnest Money pursuant to the provisions of this Agreement, Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Purchaser or Seller, whichever did not claim the Earnest Money pursuant to such notice) and, unless such other party within ten (10) days thereafter notifies Escrow Agent of any objection to such requested disbursement of the Earnest Money, Escrow Agent shall disburse the Earnest Money to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder.

         15.3 EXCULPATION OF ESCROW AGENT. It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence, so long as Escrow Agent is acting in good faith. Seller and Purchaser do each hereby release Escrow Agent from any liability for any error of judgment or for any act done or omitted to be done by Escrow Agent in the good faith performance of its duties hereunder and do each hereby indemnify Escrow Agent against, and agree to hold, save, and defend Escrow Agent harmless from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder.

         15.4 STAKEHOLDER. Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Escrow Agent may refuse to make any delivery and may continue to hold the Earnest Money until receipt by Escrow Agent of an authorization in writing, signed by Seller and Purchaser, directing the disposition of the Earnest Money, or, in the absence of such written authorization, until final determination of the rights of the parties in an appropriate judicial proceeding. If such written authorization is not given, or a proceeding for such determination is not begun, within sixty (60) days of notice to Escrow Agent of such dispute, Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Earnest Money in a court of competent jurisdiction pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in any of the manners herein provided, Escrow Agent shall have no further liability or obligation hereunder.

                    [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

                         SIGNATURE PAGE TO AGREEMENT OF
                                PURCHASE AND SALE


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                                           SELLER:

                                           AMERICAN INDUSTRIAL PROPERTIES REIT,
                                           a Texas real estate investment trust

Executed as of            , 2000           By: /s/ Charles W. Wolcott
               -----------                     ---------------------------------
                                               Charles W. Wolcott, President and
                                               Chief Executive Officer


                                           AIP/BATTLEFIELD GP, INC.,
                                           a Texas corporation

Executed as of            , 2000           By: /s/ Charles W. Wolcott
               -----------                     ---------------------------------
                                               Charles W. Wolcott, President and
                                               Chief Executive Officer


                                           AIP-SWAG OPERATING, L.P.
                                           a Texas limited partnership

                                           By: AIP-Swag GP, Inc.
                                               General Partner

Executed as of            , 2000               By: /s/ Charles W. Wolcott
               -----------                         -----------------------------
                                                   Charles W. Wolcott, President
                                                   and Chief Executive Officer


                                           AIP PROPERTIES #3, L.P.,
                                           a Delaware limited partnership

                                           By: AIP Properties #3 GP, Inc.
                                               General Partner

Executed as of            , 2000               By: /s/ Charles W. Wolcott
               -----------                        ------------------------------
                                                  Charles W. Wolcott, President
                                                  and Chief Executive Officer

                                           AIP OPERATING, L.P.,,
                                           a Delaware limited partnership

                                           By: American Industrial Properties
                                               REIT General Partner

Executed as of November 1, 2000                By: /s/ Charles W. Wolcott
                                                  ------------------------------
                                                  Charles W. Wolcott, President
                                                  and Chief Executive Officer



                                           PURCHASER:

                                           VALUE ENHANCEMENT FUND IV, L.P.,
                                           a Georgia limited partnership

                                           By: VEF IV GP, Inc.
                                               General Partner

Executed as of November 1, 2000                By: /s/ James P. Ryan
                                                  ------------------------------
                                                  James P. Ryan, President


                            JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.


                                           COMMONWEALTH TITLE INSURANCE COMPANY


Executed as of November 7, 2000            By: /s/ Amanda Johnson
                                              ----------------------------------
                                           Name: Amanda Johnson
                                                --------------------------------
                                           Title: Escrow Officer
                                                 -------------------------------

                                LIST OF EXHIBITS


A        -        Legal Description of Real Property

A-1               List of Projects

B                 List of Tangible Personal Property

C        -        Bill of Sale, Assignment and Assumption of Leases and
                  Contracts

D        -        (Intentionally Left Blank)

E        -        Notice to Tenants

F                 Existing Loans

G        -        List of Asset Managers

H        -        Capital Expenditure Schedule

I        -        Ten Largest Tenants

J        -        Estoppel Certificate Form

K        -        Commission Schedule

L                 Title Company - Required Closing Document List

                                    EXHIBIT A


                               LEGAL DESCRIPTIONS

              [DOES NOT INCLUDE VACANT LAND ADJACENT TO SUMMIT PARK
                               AND CAMERON CREEK]

                                   EXHIBIT A-1

                                LIST OF PROJECTS


         NO          PROPERTY                               TYPE                    METRO AREA                    ST
         --          --------                               ----                    ----------                    --
         1           107 Woodmere                           Light ind               Folsom                        Ca
         2           3100 Alfred                            Light ind               Santa Clara                   Ca
         3           485 Clyde                              Office                  Mountain View                 Ca
         4           Academy Point                          Office                  Colorado Springs              Co
         5           Aerotech                               Light ind               Colorado Springs              Co
         6           Avion                                  Light ind               Dallas                        Tx
         7           Battlefield                            Light ind               Manassas                      Va
         8           Baytech Park                           Office                  San Jose                      Ca
         9           Black Canyon Tech                      Light ind               Phoenix                       Az
         10          Bridgeway Tech Center                  Light ind               Newark                        Ca
         11          Cameron Creek                          Light ind               Austin                        Tx
         12          Central Park                           Light ind               Dallas                        Tx
         13          Centre Pointe                          Office                  Walnut Creek                  Ca
         14          Columbia Corporate Ctr                 Light ind               Aliso Viejo                   Ca
         15          Corporex Plaza I                       Light ind               Tampa                         Fl
         16          Gibraltar Tech Center                  Office                  Sunnyvale                     Ca
         17          Humboldt Tech Center                   Light ind               Sunnyvale                     Ca
         18          Huntington                             Light ind               Monrovia                      Ca
         19          Interlochen Office Park                Light ind               Broomfield                    Co
         20          Inverness                              Light ind               Denver                        Co
         21          Junction II Bus Park                   Light ind               San Jose                      Ca
         22          Metro Business Park                    Light ind               Phoenix                       Az
         23          Northpointe B                          Light ind               Sterling                      Va
                     Northpointe C                          Light ind               Sterling                      Va
         24          Northview Business Center              Office                  Austin                        Tx
         25          Presidents Plaza                       Light ind               Tampa                         Fl
         26          Skyway                                 Light ind               Dallas                        Tx
         27          Southeast Commercial Center            Light ind               Austin                        Tx
         28          Spring Valley                          Office                  Dallas                        Tx
         29          Stewart Plaza                          Light ind               Sunnyvale                     Ca
         30          Summit Park                            Light ind               Austin                        Tx

                                    EXHIBIT B

                       LIST OF TANGIBLE PERSONAL PROPERTY

                         CENTRE POINTE OFFICE INVENTORY

02/28/2000


                        ITEM               COUNT     DATE OF PURCHASE       WARRANTY EXPIRATION     ESTIMATED VALUE
                        ----               -----     ----------------       -------------------    ----------------
PROPERTY MANAGERS' OFFICE

Executive desk                               1           1/15/1999                                        $     1,200.00

Executive credenza                           1           1/15/1999                                        $     2,500.00

Executive high back chair                    1           1/15/1999                                        $       500.00

Framed  print                                1           10/1/1999                                        $        65.00

calculator                                   1            5/1/1999                                        $       115.00

NT work station w/ printer                   1           1/15/1999                                        $     1,785.05

                                                                                                          $       150.00

RECEPTION AREA

Sofa                                         1           1/15/1999                                        $       900.00

bench table                                  1           1/15/1999                                        $       300.00

end table                                    1           1/15/1999                                        $       190.00


ADMINISTRATION AREA

Administrative desk                          1       donated to crisis center 01-00

conference table                             1       donated to crisis center 01-00

mid back managerial chairs                   5           1/15/1999                                        $     1,250.00

Arial map photo 1-680 (framed)               1           1/15/1999

4 drawer lateral file cabinet                1           3/1/1999                                         $       700.00

3 drawer lateral file cabinet                1           3/1/1999                                         $       550.00

2 drawer lateral file cabinet                1           3/1/1999                                         $       420.00

Cannon QS200 typewriter                      1           1/15/1999                                        $       170.00

Cannon P126 D printing calculator            1           1/15/1999                                        $       115.00

IBICO 1006 printing calculator               1           1/15/2000                                        $        26.00

Motorola Radius SP10                         3

GE Microwave                                 1           1/15/1999                                        $       220.00

counter height refrigerator                  1           1/15/1999                                        $       320.00

office supplies (see inventory)              1

Copystar CS2221 copier                       1           7/15/1999       Total office Systems lease

NT work station w/printer                    2            gateway                1629006PC                $     3,600.00

Water dispenser (hot & cold)                 1           1/15/2000         McKesson Water rental

LDC750 fax machine                           1           7/15/1999       Total office Systems lease

Office Pro Cherry Collection

36" desk                                     3           1/26/2000          32951726 / 32951726           $       420.00

36" hutch                                    2           1/26/2000               719506391                $       400.00

peninsula                                    1           1/26/2000               31950289                 $       160.00

drawer                                       1           1/26/2000               31948574                 $        60.00

light pak                                    2           1/26/2000                                        $        80.00

lateral file                                             1/26/2000               71939229                 $       250.00

corner desk                                  1           1/26/2000               31001257                 $       200.00

2 drawer file                                1           1/26/2000         31002686 / 310022676           $       320.00

3 drawer file                                2           1/26/2000               31003304                 $       160.00

keyboard tray                                1           1/26/2000               31952369                 $        60.00

task chair                                   1

                                             1

                                             1

                                             1

                                             1

                         PREVENTIVE MAINTENANCE PROGRAM
                                    TOOL LIST
                                       FOR
                                CENTRE POINTE 225


CATEGORY                        DESCRIPTION                                  OWNERSHIP          SERIAL/ASSET #
--------                        -----------                                  ---------          --------------
ELECTRICAL TEST
                                1-  1/2" conduit bender                      AIP
                                1-  3/4" conduit bender                      AIP
                                1-  Amp clamp-on meter                       AIP
                                1-  GB wire strippers                        AIP
                                1-  insulated wire cutters                   AIP
                                1-  long nose pliers                         AIP
                                1-  plastic fuse puller                      AIP
                                1-  plug-in wiring tester                    AIP
                                1-  set of allen wrenches                    AIP
                                1-  set of screwdrivers                      AIP
                                1-  standard pliers                          AIP
                                1-  utility knife                            AIP
HAND TOOLS                      1-  1 1/4 plastic gas tank                   AIP
                                1-  10 pc. Hex head socket set               AIP
                                1-  12" channel lock pliers                  AIP
                                1-  12" crescent wrench                      AIP
                                1-  16 oz. claw hammer                       AIP
                                1-  3 piece visegrip set                     AIP
                                1-  5 piece tap and die set                  AIP
                                1-  6" 3pt. screwdriver                      AIP
                                1-  8" flat tip screwdriver                  AIP
                                1-  99 pc. Stanley socket set                AIP
                                1-  bench vise                               AIP
                                1-  Bosch 1194 VSR drill                     AIP
                                1-  carpenters square                        AIP
                                1-  caulking gun                             AIP
                                1-  combination L-square                     AIP
                                1-  Dead blow hammer                         AIP
                                1-  DeWalt cordless drill                    AIP
                                1-  drill bit set                            AIP
                                1-  Echo ES100 leaf blower                   AIP
                                1-  flammable liquid cabinet                 AIP
                                1-  garden hoses- 3/4" 150 Ft                AIP
                                1-  Landa pressure washer                    AIP
                                1-  Large bearing puller                     AIP
                                1-  maint. inspection mirror                 AIP
                                1-  pair of diagonal cutters                 AIP
                                1-  pair of linesman pliers                  AIP
                                1-  Portable air compressor                  AIP


CATEGORY                        DESCRIPTION                                  OWNERSHIP          SERIAL/ASSET #
--------                        -----------                                  ---------          --------------
HAND TOOLS                      1-  propane torch                            AIP
                                1-  rigid pipe cutter                        AIP
                                1-  set of 5 bastard files                   AIP
                                1-  small torpedo level                      AIP
                                1-  Stanley Comb. wrench set                 AIP
                                1-  Starrett hacksaw                         AIP
                                1-  steel fish tape-200 ft.                  AIP
                                1-  storage bin- metal frame                 AIP
                                1-  straight tin snips                       AIP
                                1-  tool cabinet                             AIP
                                1-  Tubing bender                            AIP
                                1-  wet/dry vacuum 8 Gal.                    AIP
                                1-  wheel grinder                            AIP
                                1-  Zircon stud sensor                       AIP
                                1-  4 wheel door dolly                       AIP
                                2-  batteries for drill                      AIP
                                2-  elect. extension cord 25 Ft.             AIP
                                2-  extension poles- fibergl.                AIP
                                2-  metal dust pans                          AIP
                                2-  shovels                                  AIP
                                2-  storage cabinets                         AIP
                                3-  leaf rakes                               AIP
                                3-  plastic 2 Gal. Gas tanks                 AIP
                                3-  push brooms                              AIP
                                5-  5 gallon gas tanks                       AIP
                                6-  elect. extension cord 50 Ft              AIP
HVAC TOOLS                      1-  Dickson temp. recorder                   AIP
                                1-  Electronic charging scale                AIP
                                1-  Fluke electrical meter                   AIP
                                1-  Fluke thermometer                        AIP
                                1-  Infrared thermometer                     AIP
                                1-  Refrigeration vacuum pump                AIP
                                1-  RS-3 Amprobe                             AIP
                                1-  Superheat thermometer                    AIP
LADDERS                         1-  16 foot extension ladder                 AIP
                                1-  8 ft. Fiberglass ladder                  AIP
                                1-  wooden 6 Ft. ladder                      AIP
                                4-  fiberglass 6 Ft. ladders                 AIP
MISCELLANEOUS ITEMS             1-  first aid kit                            AIP
                                1-  Nextel cellular phone                    AIP
                                1-  refrigerator for shop                    AIP
                                1-  Sharp microwave                          AIP


+CATEGORY                       DESCRIPTION                                  OWNERSHIP          SERIAL/ASSET #
---------                       -----------                                  ---------          --------------
MISCELLANEOUS ITEMS             2-  Motorola radios                          AIP
                                2-  Pagers                                   AIP
                                2-  sets of raingear and boots               AIP
                                3-  6 foot lockers                           AIP
PLUMBING                        1-  10" pipe wrench                          AIP
                                1-  2.5 lb. hammer                           AIP
                                1-  24" pipe wrench                          AIP
                                1-  8" vise grips                            AIP
                                1-  dolly for snake                          AIP
                                1-  faucet handle puller                     AIP
                                1-  offset hex wrench                        AIP
                                1-  Ridgid 75' drain snake                   AIP
                                1-  Ridgid pipe cutter                       AIP
                                1-  sink basin wrench                        AIP
                                1-  standard pliers                          AIP
                                1-  strainer nut wrench                      AIP
                                1-  universal wrench                         AIP
                                2-  plastic tool boxes                       AIP
UTILITYMANS TOOLS               1-  1/4" nut driver                          AIP
                                1-  10" crescent wrench                      AIP
                                1-  3/8" nut driver                          AIP
                                1-  35' Stanley tape measure                 AIP
                                1-  5/16" nut driver                         AIP
                                1-  6" crescent wrench                       AIP
                                1-  channel lock pliers                      AIP
                                1-  flat tip screwdriver                     AIP
                                1-  Klein awl                                AIP
                                1-  linesman pliers                          AIP
                                1-  mag flashlight                           AIP
                                1-  needle nose pliers                       AIP
                                1-  phillips screwdriver                     AIP
                                1-  set of allen wrenches                    AIP
                                1-  set of smooth jaw pliers                 AIP
                                1-  tool belt and pouch                      AIP
                                1-  torpedo level                            AIP
                                1-  utility knife                            AIP

               PERSONAL PROPERTY AT NORTHVIEW BUSINESS CENTER SHOP

  -    One fax machine
  -    One personal computer and printer
  -    One telephone
  -    Two desks
  -    One old pressure washer (broken)
  -    One microwave and refrigerator
  -    One key cutting machine
  -    One sprayer
  -    One grinder
  -    One drill
  -    One electronic charging meter
  -    One shovel
  -    Three extension cords
  -    One post hole digger
  -    One floor scraper
  -    One sledge hammer
  -    One hand roto rooter
  -    Four tool cabinets
  -    Two shelves
  -    Channel locks
  -    Hammer
  -    Water gun
  -    Measuring tape
  -    Seven screw drivers
  -    One caulking gun
  -    One spud wrench
  -    One ten-piece wrench set
  -    Three pliers
  -    One pipe wrench
  -    One level
  -    One flashlight
  -    One pager
  -    One chisel
  -    One chalk line reel
  -    One four way water key
  -    4" jaw vise
  -    Pair of gloves
  -    Goggles
  -    Caution tape
  -    One can of WD-40

  -    Electrical meter
  -    Rubber boots
  -    Two hole saws
  -    One set of gauges for testing and charging freon
  -    One spatula
  -    One digital hygrometer/thermometer
  -    One pair of knees pads
  -    Four chairs
  -    One radio
  -    Two ladders
  -    One dolly
  -    One wet vacuum
  -    Three water hoses
  -    One torch
  -    One squeegee
  -    One blower
  -    One rake

                                    EXHIBIT C


                     BILL OF SALE, ASSIGNMENT AND ASSUMPTION
                     ---------------------------------------
                                (name of property)


         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION is made as of the _____ day of __________________, by and between _____________________________________, a _______________________ ("Assignor"), and _______________, a ____________
("Assignee").

                                   WITNESSETH:

         For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged Assignor hereby agree as follows:

         1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

                  a. All right, title and interest of Assignor in and to all tangible personal property ("Personalty") set forth in the inventory on Exhibit A attached hereto and made a part hereof, located in the County of __________, State of ____________, as more particularly described in Exhibit B attached hereto and made a part hereof ("Real Property"), but excluding tangible personal property owned or leased by Assignor's property manager or the tenants of the Real Property under the Tenant Leases (as defined below).

                  b. All right, title and interest of Assignor in and to those certain leases described on Exhibit C attached hereto and made a part hereof (the "Tenant Leases"), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefor under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, but subject to all terms conditions, reservations and limitations set forth in the Tenant Leases. Assignor hereby represents and warrants to Assignee that Assignor is the landlord under the Leases.

                  c. To the extent assignable, all right, title and interest in and to those certain contracts set forth on Exhibit D attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the "Contracts").

         2. This Bill of Sale, Assignment and Assumption is given pursuant to that certain Agreement of Sale and Purchase (as amended, the "Purchase Agreement ") dated as of _____________, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the Tenant Leases and the Contracts.

         3. As set forth in Article 11 of the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein or in the Purchase Agreement, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PURCHASE AGREEMENT, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR

MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE ___________ UNIFORM COMMERCIAL CODE.

         4. Assignee hereby accepts the assignment of the Personalty, the Tenant Leases and the Contracts and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder arising on or after the date hereof.

         5. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys' fees) arising out of or relating to Assignee's failure to perform any of the foregoing obligations arising from and accruing on or after the date hereof.

         6. Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (attorneys' fees) arising out of or relating to Assignor's failure to perform any of the obligations of Assignor under the Tenant Leases or Contracts, to the extent accruing prior to the date hereof.

         7. This Bill of Sale, Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment and Assumption as of the date first above written.

                                            ASSIGNOR:

                                                                    ,
                                            ------------------------
                                            a
                                             -----------------------
                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            ASSIGNEE:

                                                                    ,
                                            ------------------------
                                            a
                                             -----------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


               [INSERT APPROPRIATE ACKNOWLEDGMENTS FOR THE STATE]


Exhibit A         Personalty
Exhibit B         Real Property
Exhibit C         Tenant Leases
Exhibit D         Contracts

                                    EXHIBIT D

                           [INTENTIONALLY LEFT BLANK]

                                    EXHIBIT E

                                NOTICE TO TENANTS


                              ______________, 2000


Dear Tenant:

You are hereby notified that _________ Real Estate Limited Partnership ("Seller"), the current owner of [Property] in [City, State] (the "Property") and the current owner of the landlord's interest in your lease in the Property, has sold the Property to [Purchaser] ("New Owner"), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and any and all security deposits thereunder or relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord's obligations under your lease (including any obligations set forth in your lease to repay or account for any security deposits thereunder from and after such date).

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations to repay or account for any security deposits hereunder, shall be the binding obligation of New Owner and its successors and assigns. Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

                                            Very truly yours,

                                            SELLER:

                                                                    ,
                                            ------------------------

                                            ------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            NEW OWNER:

                                                                    ,
                                            ------------------------

                                            ------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT F

                                 EXISTING LOANS
                                 (IN THOUSANDS)

              TOTAL OUTSTANDING LOAN BALANCE AS OF 2-28-01                                 $156.540

                          Loans to be Paid at Closing
                                      Security Life                                        $  2.610
                                      Aegon (Huntington)                                   $  4.224
                                                                                           --------
                                                                                           $  6.834

                          Loan Assumption assumed
                                      National Realty Funding                              $ 23.630
                                      Guarantee Federal                                    $  7.893
                                                                                           --------
                                                                                           $ 31.523

                          Loans to be assumed at Closing
                                      Nationwide                                           $ 34.083
                                      Aegon                                                $ 84.100
                                                                                           --------
                                                                                           $118.183

                          LOAN ASSUMPTION RANGE                                  $118.183      -     $149.706

                                    EXHIBIT G

                             LIST OF ASSET MANAGERS

                               PROPERTY MANAGEMENT


PROPERTY                                    COMPANY              PROPERTY MANAGER              METRO AREA               ST
--------                                    -------              ----------------              ----------               --
Academy Point                               Sierra               Tammy Begley                  Colorado Springs         CO
Aerotech                                    Sierra               Tammy Begley                  Colorado Springs         CO
Alfred                                        AIP                Fatima Vegas                  Santa Clara              CA
Avion                                         AIP                Beth Cupit                    Dallas                   TX
Battlefield                                Cambridge             Betty Rose                    Manassas                 VA
Baytech Park                                  AIP                Fatima Vegas                  San Jose                 CA
Black Canyon                                  AIP                Brad Clauson                  Phoenix                  AZ
Bridgeway                                     AIP                Fatima Vegas                  Newark                   CA
Cameron Creek                                USAA                Paula Boyd                    Austin                   TX
Central Park                                  AIP                Beth Cupit                    Dallas                   TX
Centre Pointe                                 AIP                Fatima Vegas                  Walnut Creek             CA
Clyde                                         AIP                Fatima Vegas                  Mountain View            CA
Columbia                                     USAA                Brenna Walraven               Aliso Viejo              CA
Corporex Plaza I                             USAA                Bill Ante                     Tampa                    FL
Gibraltar                                     AIP                Fatima Vegas                  Sunnyvale                CA
Humboldt                                      AIP                Fatima Vegas                  Sunnyvale                CA
Huntington                                   USAA                Stephanie Perry               Monrovia                 CA
Interlocken                                  USAA                Kim Sohl Griffith             Broomfield               CO
Inverness                                    USAA                Kim Sohl Griffith             Denver                   CO
Junction II                                   AIP                Fatima Vegas                  San Jose                 CA
Metro                                         AIP                Brad Clauson                  Phoenix                  AZ
Northpointe B & C                          Cambridge             Betty Rose                    Sterling                 VA
Northview                                  Tarantino             Les Buchanan                  Austin                   TX
Presidents Plaza                             USAA                Bill Ante                     Tampa                    FL
SE Commercial                                USAA                Paula Boyd                    Austin                   TX
Skyway                                        AIP                Patti Martin                  Dallas                   TX
Spring Valley                                 AIP                Beth Cupit                    Dallas                   TX
Stewart Plaza                                 AIP                Fatima Vegas                  Sunnyvale                CA
Summit Park                                  USAA                Paula Boyd                    Austin                   TX
Woodmere                                      AIP                Fatima Vegas                  Folsom                   CA

                                    EXHIBIT H

                          CAPITAL EXPENDITURE SCHEDULE

                                               BUDGET       ACTUAL         INCURRED
                                               CAPITAL     INCURRED         CAPITAL
                     CAPITAL ITEM              REPAIRS       DATE           REPAIRS     BUDGET VS. ACTUAL TI   EAST       WEST
                     ------------              -------     --------        --------     --------------------   ----       ----
107 Woodmere         Roof Repairs               17,080                                            (17,080)
                                                          -----------    -------------    ---------------
107 Woodmere         Parking Lot                 7,258       Aug-00              8,865              1,607
                                               -------    -----------    -------------    ---------------
107 Woodmere                                        --                                                 --
                                               -------    -----------    -------------    ---------------
107 WOODMERE                                    24,338                           8,865            (15,473)       --     (15,473)
                                               -------    -----------    -------------    ---------------
3100 Alfred          Parking Lot                 7,605       Oct-00             7,605                  --
                                                          -----------    -------------    ---------------
3100 Alfred                                         --                                                 --
                                                          -----------    -------------    ---------------
3100 Alfred                                         --                                                 --
                                               -------    -----------    -------------    ---------------
3100 ALFRED                                      7,605                           7,605                 --        --          --
                                               -------    -----------    -------------    ---------------
485 Clyde            Parking Lot                12,395       Jul-00              6,895             (5,500)
                                                          -----------    -------------    ---------------
485 Clyde                                                                                              --
                                                          -----------    -------------    ---------------
485 Clyde                                                                                              --
                                               -------    -----------    -------------    ---------------
485 CLYDE                                       12,395                           6,895             (5,500)       --      (5,500)
                                               -------    -----------    -------------    ---------------
Academy Point        Shower Stall Repairs       15,000       Sep-00              6,561             (8,439)
                                                          -----------    -------------    ---------------
Academy Point        Under budget                   --       Sep-00              8,439              8,439
                                                          -----------    -------------    ---------------
Academy Point        Seal Parapet Caps          16,000                                            (16,000)
                                               -------    -----------    -------------    ---------------
ACADEMY POINT                                   31,000                          15,000            (16,000)       --     (16,000)
                                               -------    -----------    -------------    ---------------
AeroTech             Water-proof Buildings      30,000                              --            (30,000)
                                                          -----------    -------------    ---------------
AeroTech                                            --                                                 --
                                                          -----------    -------------    ---------------
AeroTech                                            --                                                 --
                                               -------    -----------    -------------    ---------------
AEROTECH                                        30,000                              --            (30,000)       --     (30,000)
                                               -------    -----------    -------------    ---------------
Battlefield          Parking Lot                60,000                                            (60,000)
                                                          -----------    -------------    ---------------
Battlefield          Water-proof Buildings          --       Sep-00             63,669             63,669
                                                          -----------    -------------    ---------------
Battlefield                                         --                                                 --
                                                          -----------    -------------    ---------------
Battlefield                                         --                                                 --
                                               -------    -----------    -------------    ---------------
BATTLEFIELD                                     60,000                          63,669              3,669     3,669          --
                                               -------    -----------    -------------    ---------------
Bridgeway Tech       Traffic Signal             39,000       Jun-00             17,096            (21,904)
                                                          -----------    -------------    ---------------
Bridgeway Tech       Under budget                   --       Jun-00             21,904             21,904
                                                          -----------    -------------    ---------------
Bridgeway Tech       Curling Slab               18,300       Mar-00             16,630             (1,670)
                                                          -----------    -------------    ---------------
Bridgeway Tech       Under budget                   --       Mar-00              1,670              1,670
                                               -------    -----------    -------------    ---------------
BRIDGEWAY TECH                                  57,300                          57,300                 --        --          --
                                               -------    -----------    -------------    ---------------
Centre Pointe        Roof Replace #225          44,650                                            (44,650)
                                                          -----------    -------------    ---------------
Centre Pointe        Lobby Restoration          45,000       Apr-00              5,240            (39,760)
                                                          -----------    -------------    ---------------
Centre Pointe        Restroom Renovate          17,000                                            (17,000)
                                                          -----------    -------------    ---------------
Centre Pointe                                       --                                                 --
                                               -------    -----------    -------------    ---------------
CENTRE POINTE                                  106,650                           5,240           (101,410)       --    (101,410)
                                               -------    -----------    -------------    ---------------
Columbia Corp.       Expansion Joint            27,500                                            (27,500)
                                                          -----------    -------------    ---------------
Columbia Corp.       Painting                   21,715       Jan-00             21,715                 --
                                                          -----------    -------------    ---------------
Columbia Corp.                                      --                                                 --
                                               -------    -----------    -------------    ---------------
COLUMBIA CORP.                                  49,215                          21,715            (27,500)       --     (27,500)
                                               -------    -----------    -------------    ---------------
Gibraltar Tech       HVAC Replacement           15,000       Jun-00              6,284             (8,716)
                                                          -----------    -------------    ---------------
Gibraltar Tech                                      --                                                 --
                                               -------    -----------    -------------    ---------------
GIBRALTAR TECH                                  15,000                           6,284             (8,716)       --      (8,716)
                                               -------    -----------    -------------    ---------------
Inverness            HVAC Replacement           28,200       Jun-00             25,188             (3,012)
                                                          -----------    -------------    ---------------
Inverness            Under budget                   --       Jun-00              3,012              3,012
                                                          -----------    -------------    ---------------
Inverness            Backflow Valve              2,000                                             (2,000)
                                                          -----------    -------------    ---------------
Inverness                                           --                                                 --
                                               -------    -----------    -------------    ---------------
INVERNESS                                       30,200                          28,200             (2,000)       --      (2,000)
                                               -------    -----------    -------------    ---------------
Northpointe B        Caulking                    5,000       Aug-00              1,600             (3,400)
                                                          -----------    -------------    ---------------
Northpointe B                                       --                                                 --
                                               -------    -----------    -------------    ---------------
NORTHPOINTE B                                    5,000                           1,600             (3,400)   (3,400)         --
                                               -------    -----------    -------------    ---------------
Northpointe C        Caulking                   11,300       Aug-00              1,600             (9,700)
                                                          -----------    -------------    ---------------
Northpointe C        Concrete Repairs            3,900       Jan-00              3,900                 --
                                               -------    -----------    -------------    ---------------
NORTHPOINTE C                                   15,200                           5,500             (9,700)   (9,700)         --
                                               -------    -----------    -------------    ---------------
Northview Business   Parking Lot                35,000       Sep-00             31,122             (3,878)
                                                          -----------    -------------    ---------------
Northview Business   TWC Battery Replacing          --       Sep-00              6,625              6,625
                                                          -----------    -------------    ---------------
Northview Business                                  --                                                 --
                                               -------    -----------    -------------    ---------------
NORTHVIEW BUSINESS                              35,000                          37,747              2,747        --       2,747
                                               -------    -----------    -------------    ---------------
Presidents           ADA Compliance             15,852                                            (15,852)
                                                          -----------    -------------    ---------------
Presidents           Fire Sprinkler              3,000       Sep-00              1,500             (1,500)
                                                          -----------    -------------    ---------------
Presidents           HVAC Replacement               --       Jul-00              6,593              6,593
                                                          -----------    -------------    ---------------
Presidents           Parking Lot                    --       Apr-00             12,586             12,586
                                               -------    -----------    -------------    ---------------
PRESIDENTS                                      18,852                          20,679              1,827     1,827          --
                                               -------    -----------    -------------    ---------------
Summit Park          Structural Review           3,500                                             (3,500)
                                                          -----------    -------------    ---------------
Summit Park                                         --                                                 --
                                                          -----------    -------------    ---------------
Summit Park                                         --                                                 --
                                               -------    -----------    -------------    ---------------
SUMMIT PARK                                      3,500                              --             (3,500)       --      (3,500)
                                               -------    -----------    -------------    ---------------
GRAND TOTAL                                    501,255         *               286,299           (214,956)   (7,604)   (207,352)
                                               =======    ===========    =============    ===============    ======    ========
                                                                                                                       (214,956)

                                    EXHIBIT I

                               TEN LARGEST TENANTS


      PROPERTY                               TENANT                                                SF            ANNUAL BASE RENT
      --------                               ------                                              -------         ----------------
    1 Baytech Park                           Cisco Systems Inc                                   188,825            $3,512,145.00

    2 Battlefield Business Park              A T & T Resource Management Corporation             154,226            $1,079,582.04

    3 Interlocken Office Park                McData Corporation                                  121,970            $1,488,033.96

    4 Northview Business Center              MCI Telecommunications Corp.                        111,366            $1,113,660.00

    5 Bridgeway Technology Center            InVision Technologies Inc                           95,245             $1,051,504.80

    6 485 Clyde                              Consilium, Inc.                                     61,600             $  680,064.00

    7 Humboldt Tech Center                   Digital Link Corporation                            60,030             $1,111,875.60

    8 Black Canyon Technical Center          Sunstrand Aerospace                                 60,000             $  504,000.00

    9 107 Woodmere                           Lockheed Martin Tactical Systems, Inc.              57,496             $  558,861.12

   10 Northview Business Center              Progressive County Mutual Insurance Company         49,519             $  613,045.20

                                    EXHIBIT J

                            ESTOPPEL CERTIFICATE FORM


Landlord:
          --------------------------------
Tenant:
        ----------------------------------

Premises:
         ---------------------------------

Original Lease Date:
                    ----------------------

Amendments:
           -------------------------------

The undersigned Tenant under the above-referenced lease (the "LEASE") hereby certifies to _________________ ("PURCHASER") and its successors and assigns, as the prospective purchaser of the real property of which the premises demised under the Lease is a part (the "PREMISES"), and to any lender providing financing to Purchaser in connection with any loan secured by a mortgage of such real property ("LENDER"), as follows:

         (1) The copy of the Lease attached hereto as Schedule 1 is a true, correct and complete copy of the Lease which is in full force and effect and which has not been amended, supplemented or changed other than as reflected in the documents attached hereto as Schedule 1.

         (2)      The term of the lease commenced on ___________ and expires on
                  ___________.

         (3) Tenant is in possession of the Premises. Tenant has no right or option to purchase all or any part of the Premises. Tenant has not assigned, transferred or pledged the Lease or any interest therein or sublet any portion of the Premises except as follows:_________________________________.


         (4)      All rent has been paid through _______________________.

         (5) No advance rental or other payment has been made in connection with the Lease, except rental for the current month, and there is no "free rent" or other concession, allowance or reimbursement due under the remaining term of the Lease, except ___________________________________.

         (6) A security deposit in the amount of $_____________ is being held by Landlord. Landlord is not holding any other deposits under the Lease.

         (7) Tenant has no defenses or set-offs to the payment of rent. All obligations and conditions under the Lease to be performed to date by Landlord have been satisfied, including, without limitation, any construction and/or work-letter obligations, except as follows: ________________________________.

         (8) There are no outstanding leasing or other commissions or leasing fees to be paid by Landlord under the Lease and there are no leasing commissions or fees which will become due from Landlord under the Lease in the event Tenant exercises any renewal or expansion option, except as follows:
                  ______________________.

         (9) To the best of the undersigned's knowledge, there is no existing event of default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passage of time or giving of notice, or both, would constitute an event of default.

         (10) The Lease is valid and in full force and effect and represents the entire agreement between the parties, and the Lease has not been amended, modified, supplemented, extended, renewed or assigned, except as set forth on page 1 of this certificate.

         (11) There are no actions, voluntary or involuntary, pending against the Tenant or any guarantor of Tenant's obligations under the bankruptcy laws of the United States or any state thereof.

         (12) This certification is made knowing that Purchaser and Lender are relying upon the representations herein made.


                                     TENANT:



Date:                     , 2000                    By:
     ---------------------                             -------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------

                                    EXHIBIT K

                               COMMISSION SCHEDULE

         OUTSTANDING TI AND LEASING COMMISSION OBLIGATIONS AS OF 10/6/00

                                                                              TI FUNDED
                                  TRANS.                      T.I. AMOUNT         BY
PROJECT     TENANT                TYPE           SQFT          PER LEASE       10/06/00
-------     ------                ----           ----         -----------     -----------

AeroTech   bd Systems, Inc.       New            6,109        $ 48,872        $ 43,110


Avion      Yokogawa               Renewal        6,879        $  6,879        $     --

Black
Canyon     Micro Photonix         New           13,945        $ 69,725        $  5,772





Central    Graphics Imaging
Park       Center, LTD            Renewal        6,300        $ 12,600        $     --


Centre
Pointe     Citibank, FSM          Renewal        8,531        $ 15,000        $     --


Centre     Sebastian
Pointe     International          New            4,294        $ 17,176        $     --

Columbia   American Benefit       New           10,449        $ 31,347        $ 20,697
           Mortgage

Columbia   UTMC
           Microelectronic        New            4,978        $ 24,890        $ 44,643


Corporex   Tradesmen
           International          New            2,550        $ 28,050        $     --


Corporex   Strategic
           Technologies           New            2,240


Huntington  St. Matthews
            Publishing            New            1,493        $  7,465        $  6,600


Inverness   Transtracheal         Renewal       14,511        $     --        $     --


Metro       Publishers
            Management Corp       Renewal        5,015        $  6,269        $  5,452





Metro       Sun West
            Foodservice           Expansion      1,466        $  1,261        $  3,750


Northview   Progressive
            Insurance             New           49,519        $247,595        $126,089


Presidents  Kelly Services        Renewal                     $  5,625        $     --

Stewart     Pharmacyclics,
Plaza       Inc.                  New            7,360        $ 83,600        $     --

Totals                                                        $606,354        $256,112




                                         COMM
                TI                      AMOUNT         FUNDED          COMM
PROJECT       BALANCE                  PER LEASE     BY 10/06/00      BALANCE                          COMMENTS
-------       -------                  ---------     -----------      -------                          --------

AeroTech      $  5,762                                                $       --


Avion         $  6,879                                                $       --            TI will be complete by 10/31/00.

Black
Canyon        $ 63,953                                                $       --            T is paying rent effective 6/1/00,
                                                                                            but will not be occupying the
                                                                                            premises due to competition with
                                                                                            the adjacent customer (Mayan
                                                                                            Networks). T.I.s to date include
                                                                                            architectural fees.
Central
Park          $ 12,600                                                $       --            Per lease agreement customer can
                                                                                            complete any time during the lease
                                                                                            term.
Centre
Pointe        $ 15,000                 $ 21,395.74   $ 10,697.87      $10,697.87


Centre
Pointe        $ 17,176                 $ 29,474.02   $ 14,737.01      $14,737.01

Columbia      $ 10,650                                                $       --            Came under budget and TI is
                                                                                            complete.

Columbia
              $(19,753)                $ 13,395.80   $ 10,819.70      $ 2,576.10            Tenant has been billed for overage.


Corporex
              $ 28,050                                                $       --


Corporex
                                       $  3,132.42   $  1,566.21      $ 1,566.21


Huntington
              $    865                                                $       --


Inverness     $     --                 $ 18,791.75   $  9,395.88      $ 9,395.87            Deal was "As-Is"


Metro
              $    817                                                $       --            $4,800 cash allowance included in
                                                                                            lease along with touch up paint,
                                                                                            steam cleaning of carpeting and
                                                                                            replacement of burned out lights
                                                                                            in president's office.

Metro
              $ (2,489)                                               $       --


Northview
              $121,506                                                $       --


Presidents    $  5,625                                                $       --

Stewart
Plaza         $ 83,600                 $ 70,864.75   $ 35,432.38      $35,432.37            Customer completed TI 10/03/00.

Totals        $350,242                 $   157,054   $    82,649      $74,405.43

                                   EXHIBIT K
                                  (CONTINUED)

                              COMMISSION SCHEDULE

                    CURRENT LEASING AGREEMENTS AS OF 10/4/00

-------------------------------------------------------------------------------------------------------------------------
                                                                                               CURRENT AGREEMENT
                                                                                   --------------------------------------
PROPERTY        LEASING COMPANY                       OWNERSHIP ENTITY             EFFECTIVE DATE        TERMINATION DATE
-------------   ---------------                       ----------------             --------------        ----------------

Academy Point   Sierra Properties, Inc.               American Industrial          04-May-98             30 days written notice
                                                      Properties REIT

Aerotech        Sierra Properties, Inc.               American Industrial          04-May-98             30 days written notice
                                                      Properties REIT

Alfred          Grubb & Ellis Commercial Real Estate  American Industrial          01-Apr-00             31-Oct-00
                Services                              Properties REIT

Avion           Robert Lynn Company                   American Industrial          06-Jun-00             31-Dec-00
                                                      Properties REIT

Battlefield     Cambridge Asset Advisors Ltd.         AIP/Battlefield GP, Inc      12-Oct-98             12-Oct-01
                Partnership

Baytech Park    Grubb & Ellis Commercial Real Estate  American Industrial          01-Apr-00             30-Sep-00
                Services                              Properties REIT

Black Canyon    Grubb & Ellis Commercial Brokerage    American Industrial          20-Dec-99             24-Nov-00
                Group                                 Properties REIT

Bridgeway       Grubb & Ellis Company                 American Industrial          01-May-00             31-Oct-00
                                                      Properties REIT

Cameron Creek   Quorum Real Estate                    American Industrial          01-Mar-99             30 days written notice
                Corporation                           Properties REIT

Central Park    Robert Lynn Company                   American Industrial          06-Jun-00             31-Dec-00
                                                      Properties REIT

Centre Pointe   Grubb & Ellis Company                 American Industrial          01-May-00             31-Oct-00
                                                      Properties REIT

Columbia        Quorum Real Estate                    American Industrial          01-Mar-99             30 days written notice
                Corporation                           Properties REIT

Corporex Plaza  Quorum Real Estate                    American Industrial          01-Mar-99             30 days written notice
I               Corporation                           Properties REIT

Gibraltar       Grubb & Ellis Commercial Real Estate  American Industrial          01-Apr-00             31-Oct-00
                Services                              Properties REIT






-----------------------------------------------
PROPERTY                METRO AREA        STATE
--------                ----------        -----
Academy Point           Colorado           CO
                        Springs

Aerotech                Colorado           CO
                        Springs

Alfred                  Santa Clara        CA


Avion                   Dallas             TX


Battlefield             Manassas           VA


Baytech Park            San Jose           CA


Black Canyon            Phoenix            AZ


Bridgeway               Newark             CA


Cameron Creek           Austin             TX


Central Park            Dallas             TX


Centre Pointe           Walnut Creek       CA


Columbia                Aliso Viejo        CA


Corporex Plaza          Tampa              FL
I

Gibraltar               Sunnyvale          CA



-------------------------------------------------------------------------------------------------------------------------
                                                                                               CURRENT AGREEMENT
                                                                                   --------------------------------------
PROPERTY        LEASING COMPANY                       OWNERSHIP ENTITY             EFFECTIVE DATE        TERMINATION DATE
-------------   ---------------                       ----------------             --------------        ----------------
Humboldt        Grubb & Ellis Commercial Real Estate  American Industrial          01-Apr-00             31-Oct-00
                Services                              Properties REIT

Huntington      Quorum Real Estate                    AIP Prop #3                  01-Mar-99             30 days written notice
                Corporation                           LP

Interlocken     USAA Real Estate Management Company   American Industrial          15-Jan-99             30 days written notice
                                                      Properties REIT

Inverness       USAA Real Estate Management Company   American Industrial          15-Jan-99             30 days written notice
                                                      Properties REIT

Junction II     Grubb & Ellis Company                 American Industrial          01-May-00             31-Oct-00
                                                      Properties REIT

Metro           Grubb & Ellis Commercial Brokerage    American Industrial          20-Dec-99             24-Nov-00
                Group                                 Properties REIT

Northpointe B   Cambridge Asset Advisors Ltd.         American Industrial          12-Oct-98             12-Oct-01
                Partnership                           Properties REIT

Northpointe C   Cambridge Asset Advisors Ltd.         American Industrial          12-Oct-98             12-Oct-01
                Partnership                           Properties REIT

Northview       Tarantino Properties Inc              American Industrial          30-Apr-98             30 days written notice
                                                      Properties REIT

Presidents      Quorum Real Estate                    American Industrial          01-Mar-99             30 days written notice
Plaza           Corporation                           Properties REIT

SE Commercial   Quorum Real Estate                    American Industrial          01-Mar-99             30 days written notice
                Corporation                           Properties REIT

Skyway          Bradford Realty Services of Dallas,   American Industrial          24-Sep-99             31-Mar-00
                Inc.                                  Properties REIT

Stewart Plaza   Grubb & Ellis Company                 American Industrial          01-May-00             31-Oct-00
                                                      Properties REIT

Summit Park     Quorum Real Estate                    American Industrial          01-Mar-99             30 days written notice
                Corporation                           Properties REIT

Woodmere        Grubb & Ellis Commercial Real Estate  American Industrial          01-Apr-00             31-Oct-00
                Services                              Properties REIT






---------------------------------------------------
PROPERTY                    METRO AREA        STATE
--------                    ----------        -----
Humboldt                    Sunnyvale          CA


Huntington                  Monrovia           CA


Interlocken                 Broomfield         CO


Inverness                   Denver             CO


Junction II                 San Jose           CA


Metro                       Phoenix            AZ


Northpointe B               Sterling           VA


Northpointe C               Sterling           VA


Northview                   Austin             TX


Presidents                  Tampa              FL
Plaza

SE Commercial               Austin             TX


Skyway                      Dallas             TX


Stewart Plaza               Sunnyvale          CA


Summit Park                 Austin             TX


Woodmere                    Folsom             CA





o Any funds remaining in the "TI Balance" and the "Comm Balance" at the time of Closing shall be credited to Purchaser.

                                   EXHIBIT L

                          ADDITIONAL CLOSING DOCUMENTS

The following documents each in a form acceptable to the Title Company and
Seller:

         COLORADO PROPERTIES:

1. Form DR 1083 to comply with the Disclosure/Withholding Provisions of C.R.S. 39-22- 604.5.

2.       Real Property Transfer Declaration - Form TD-1000.

3. Resolution or other suitable documentation from Seller authorizing the sale of subject property and the execution of the necessary conveyance documents.

4. Satisfactory Affidavit and Agreement indemnifying Commonwealth Land Title Insurance Company ("CLTIC") against unfilled mechanic's liens and materialmens liens.

5.       Satisfactory Affidavit and Indemnity regarding possessory rights.

         As to Inverness Business Park, Englewood, Colorado:

         Duly executed Trust Affidavit for American Industrial Properties REIT disclosing the name of the Trust, and the names and addresses of the trust managers empowered to act pursuant to CRS 38-30-166, as amended.

         TEXAS:

         As to all Texas properties:

1. Copy of Trust Agreement of American Industrial Properties Trust to determine authority of Trustee.

2.       Owner's Affidavit as to Debts, Liens, Possession and Taxes.

         As to Spring Valley Business Park, Richardson, Texas:

         Verification from Secretary of State, Delaware, that the Certificate of Limited Partnership Agreement for AIP Operating, L.P. (the "Partnership") is properly filed.

2. Delivery of copy of Partnership Agreement of the Partnership to CLTIC for determination of who has authority to act for the Partnership.

As to Summit Park, Travis County, Texas:

         An estoppel from Seller, to the extent Seller is the applicable Declarant, confirming payment of assessments and/or current maintenance charges due pursuant to that certain (i) Declaration of Sign and Landscaping Easements and Maintenance Covenants dated March 31, 1988 and recorded on May 2, 1988 in O.R. Book 10666, page 988, Travis County, Texas, (ii) Declaration of Easements and Maintenance Covenants dated March 31, 1988 in O.R. Book 10667, page 14, aforesaid records, (iii) Private Access Easement and Maintenance Agreement dated March 31, 1988 recorded on May 2, 1988 in O.R. Book 10667, page 1, and
         (iv) Private Access Easement and Maintenance Agreement dated March 31, 1988 recorded on May 2, 1988 in O.R. Book 10666, page 975, aforesaid records (collectively, the "Declarations") and further confirming that the Property, as developed, complies with the terms and conditions of the Declarations, and that no defaults exist with respect to the Declarations.

         Seller and Buyer must execute "System Form 090" entitled "Notice to Purchasers of Real Property" at Closing.

As to Ben White Business Park Section 2, Phase 2, Travis County, Texas:

Seller to provide authority documentation required by CLTIC.

FLORIDA:

         As to both Florida properties:

1. Affidavit satisfactory in form to CLTIC from an attorney authorized to practice law in the State of Texas stating his opinion that American Industrial Properties REIT is a Texas real estate investment trust created in the State of Texas in accordance with the laws of the State of Texas and is a legal entity which has the ability to own and convey real property, which Affidavit must be recorded in the Public Records.

2. Memorandum satisfactory to CLTIC to be recorded in the Public Records which confirms the trustees or officers authorized to execute deeds on behalf of the REIT.

3.       Seller/Borrower's Affidavit.

ARIZONA:

         As to all Arizona properties:

1. Certified copy of Resolution of the Board of Trustees of American Industrial Properties REIT authorizing the execution and delivery by the proper parties of the documents required to close this transaction. The Certification must be given by parties other than those that are signing and must state that the Resolution has not been revoked.

2. Preliminary inspection report by CLTIC and a subsequent inspection immediately prior to recording of documents.

3. Certificate of Owner itemizing all Leases by name of tenant, date, terms and any options to renew. Certificate must also state that there are no rights of first refusal or options to purchase the Property.

         As to Black Canyon, Phoenix, Arizona only:

         Owner Affidavit and Indemnity for Black Canyon.

         Affidavit of Property Value for Black Canyon.

         As to Metro Business Park, Phoenix, Arizona only:

1.       Owner's Affidavit and Indemnity for Black Canyon.

2.       Affidavit of Property Value for Metro Business Park.

VIRGINIA

         As to both Virginia properties:

1. Seller must deliver the Nonresident Real Property Owner Exemption Certificate at closing.

2.       Delivery by Seller of Seller's Affidavit.

3. Title Company requires delivery by Seller of a Comprehensive Endorsement Affidavit.

4. Delivery to title company of the Trust Agreement for American Industrial Properties REIT. (Northpointe B and C only)

5. Delivery of sufficient corporate authority documentation from AIP/Battlefield, Inc., to satisfy title company requirements. (Battlefield site only)

         CALIFORNIA PROPERTIES:

         As to all California properties:

1.       Seller must provide to CLTIC a Seller's Affidavit.

2. Seller must deliver all documentation required of Seller by CLTIC sufficient to allow CLTIC to issue the required extended coverage owner's policies to Purchaser in the form of the currently issued proforma title policies approved by Purchaser, including all endorsements attached thereto.